SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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_________________________________________

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 17, 2020

The Annual Meeting of Stockholders of Northern Technologies International Corporation, a Delaware corporation, will be held at NTIC’s corporate executive offices located at 4201 Woodland Road, Circle Pines, Minnesota 55014, beginning at 11:00 a.m., Central Standard Time, on Friday, January 17, 2020, for the following purposes:

1.	To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the accompanying proxy statement.

3.	To indicate, on an advisory basis, whether future votes to approve executive compensation should occur every one, two, or three years.

4.	To ratify the selection of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2020.

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only those stockholders of record at the close of business on November 20, 2019 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at our corporate offices beginning January 7, 2020 during normal business hours for examination by any stockholder registered on NTIC’s stock ledger as of the record date, November 20, 2019, for any purpose germane to the Annual Meeting.

We are pleased again this year to use the “Notice and Access” method of providing proxy materials to our stockholders via the Internet. We believe that this process expedites your receipt of our proxy materials, lowers the costs of our Annual Meeting and reduces the environmental impact of our meeting.

By Order of the Board of Directors,

Matthew C. Wolsfeld
Corporate Secretary

December 2, 2019

Circle Pines, Minnesota

Important: Whether or not you expect to attend the meeting in person, please vote by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted. A prompt response is helpful and your cooperation is appreciated.

table of contents

Page

INTERNET AVAILABILITY OF PROXY MATERIALS	ii
PROXY STATEMENT SUMMARY	1
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	8
Date, Time, Place and Purposes of Meeting	8
Who Can Vote	8
How You Can Vote	8
How Does the Board Recommend that You Vote	10
How You May Change Your Vote or Revoke Your Proxy	10
Quorum Requirement	10
Vote Required	11
Other Business	12
Procedures at the Annual Meeting	12
Householding of Annual Meeting Materials	12
Proxy Solicitation Costs	13
PROPOSAL ONE—ELECTION OF DIRECTORS	14
Number of Directors	14
Nominees for Director	14
Information about Current Directors and Board Nominees	14
Additional Information about Current Directors and Board Nominees	15
Board Recommendation	18
PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION	19
Introduction	19
Board Recommendation	20
PROPOSAL THREE—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	21
Background	21
Reasons for an Annual Say-on-Pay Vote Recommendation	21
Board Recommendation	22
PROPOSAL FOUR—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
Selection of Independent Registered Public Accounting Firm	23
Audit, Audit-Related, Tax and Other Fees	23
Audit Committee Pre-Approval Policies and Procedures	24
Board Recommendation	24
STOCK OWNERSHIP	25
Beneficial Ownership of Significant Stockholders and Management	25
Securities Authorized for Issuance Under Equity Compensation Plans	27
CORPORATE GOVERNANCE	28
Corporate Governance Guidelines	28
Board Leadership Structure	28
Director Independence	29
Board Meetings and Attendance	29
Board Committees	29
Audit Committee	29
Compensation Committee	31
Nominating and Corporate Governance Committee	33
Director Nominations Process	34

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Board Oversight of Risk	35
Code of Ethics	36
Policy Regarding Director Attendance at Annual Meetings of Stockholders	36
Complaint Procedures	36
Process Regarding Stockholder Communications with Board of Directors	37
DIRECTOR COMPENSATION	38
Summary of Cash and Other Compensation	38
Non-Employee Director Compensation Program	39
Consulting Agreement	40
EXECUTIVE COMPENSATION	41
Compensation Review	41
Summary of Cash and Other Compensation	50
Outstanding Equity Awards at Fiscal Year End	51
Stock Incentive Plan	52
Post-Termination Severance and Change in Control Arrangements	54
Compensation Committee Interlocks and Insider Participation	56
RELATED PERSON RELATIONSHIPS AND TRANSACTIONS	57
Introduction	57
Procedures Regarding Approval of Related Party Transactions	57
Description of Related Party Transactions	58
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS	59
Stockholder Proposals for 2021 Annual Meeting	59
Director Nominations for 2021 Annual Meeting	59
COPIES OF FISCAL 2019 ANNUAL REPORT	60

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INTERNET AVAILABILITY OF PROXY MATERIALS

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Instead of mailing a printed copy of our proxy materials, including our Annual Report to Stockholders, to each stockholder of record, we have provided access to these materials in a fast and efficient manner via the Internet. We believe that this process expedites your receipt of our proxy materials, lowers the costs of our Annual Meeting and reduces the environmental impact of our meeting. On or about December 2, 2019, we expect to begin mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of November 20, 2019 and post our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials (www.proxyvote.com). As more fully described in the Notice of Internet Availability of Proxy Materials, stockholders may choose to access our proxy materials at www.proxyvote.com or may request proxy materials in printed or electronic form. In addition, the Notice of Internet Availability of Proxy Materials and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

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PROXY STATEMENT SUMMARY

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This executive summary provides an overview of the information included in this proxy statement. We recommend that you review the entire proxy statement and our 2019 Annual Report to Stockholders before voting.

2020 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME

Friday, January 17, 2020

11:00 a.m. (Central Time)

LOCATION

4201 Woodland Road

Circle Pines, MN 55014

Proposal	Board’s Vote Recommendation	Page
Proposal No. 1: Election of directors	FOR	14
Proposal No. 2: Advisory vote on executive compensation	FOR	19
Proposal No. 3: Advisory vote on frequency of advisory vote on executive compensation	EVERY ONE YEAR	21
Proposal No. 4: Ratification of appointment of independent registered public accounting firm	FOR	23

RECORD DATE

November 20, 2019	Holders of record of our common stock at the close of business on November 20, 2019 are entitled to notice of, to attend, and to vote at the 2020 Annual Meeting of Stockholders or any continuation, postponement, or adjournment thereof

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 17, 2020

This proxy statement and our 2019 Annual Report to Stockholders are available on the Internet, free of charge, at www.proxyvote.com. On this website, you will be able to access this proxy statement, our 2019 Annual Report, and any amendments or supplements to these materials that are required to be furnished to stockholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

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Fiscal 2019 BUSINESS HIGHLIGHTS

Below are highlights of our financial, operational and strategic achievements during fiscal 2019.

Financial

Net Sales	Our total net sales increased 8.4% from $51.4 million in fiscal 2018 to $55.8 million in fiscal 2019.

Natur-Tec® Sales	Sales of Natur-Tec® products increased by 74.9%, marking another year of double-digit growth.

Quarterly Cash Dividends	We paid a quarterly cash dividend of $0.06 per share during fiscal 2019, an increase of 20% over last year’s dividend.

Stock Split	Our June 28, 2019, we effected a 2-for-1 stock split, intended to make investing in our stock more accessible to potential investors.

Operational

21 Joint Ventures	Our 21 joint ventures provide us with access to global markets with an annual global market potential estimated at $520 million.

7 Operating Subsidiaries	We maintain seven wholly or majority-owned operating subsidiaries in North America, South America, Europe and Asia.

60 Countries	Our network of joint ventures and subsidiaries allows us to operate in 60 countries worldwide, allowing us reach customers globally.

Strategic

Industrial Manufacturing Industry	ZERUST® rust and corrosion inhibiting packaging solutions resolve corrosion problems while reducing operating costs, increasing productivity and enhancing customer satisfaction. During fiscal 2019, ZERUST® industrial sales were negatively impacted as a result of slowing global economic growth and the impacts of the trade dispute between the U.S. and China.

Oil and Gas Industry	Our global network of trained corrosion management professionals and channel partners help us develop specialized corrosion mitigation solutions for the oil and gas industry, provide local support and conduct client training. During fiscal 2019, we continued to add new customers, but the oil and gas industry is characterized by long-sales cycles and market volatility, which impacts our quarterly and annual trends within this market.

Bioplastics Industry	Our Natur-Tec® biobased and compostable plastics are manufactured using NTIC’s patented and/or proprietary technologies and are intended to replace conventional plastics and thereby reduce our customers’ carbon footprint and provide environmentally sound waste disposal options. During fiscal 2019, we experienced significant global growth for our leading bioplastic solutions as governments instituted organic diversion programs and mandates and consumers pursued alternatives to single use plastics, such as compostable bioplastics.
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CORPORATE GOVERNANCE HIGHLIGHTS

✓ Annual election of directors	✓ Recent Board refreshment efforts
✓ Majority of independent directors	✓ 100% Board meeting attendance by directors
✓ Independent Board Chairman	✓ No poison pill
✓ Three fully independent Board committees	✓ Annual say-on-pay vote
✓ Corporate governance guidelines	✓ Robust clawback policy
✓ Annual review of governance documents	✓ No guaranteed bonuses or significant perks

BOARD OF DIRECTORS COMPOSITION AND DIVERSITY

The Board of Directors understands the importance of adding diverse, experienced talent to the Board of Directors in order to establish an array of experience and strategic views. The Nominating and Corporate Governance Committee is committed to refreshment efforts to ensure that the composition of the Board of Directors and each of its committees encompasses a wide range of perspectives and knowledge. In October 2019, we added two new independent, female directors to the Board of Directors. The charts below reflect the current composition of the Board and, therefore, include Barbara D. Colwell, who is not standing for re-election at the Annual Meeting.

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BOARD OF DIRECTORS NOMINEES

Below are the directors nominated for election by stockholders at the 2020 Annual Meeting of Stockholders for a one-year term. With the exception of Ms. Calderon and Ms. Kemp who joined our Board of Directors in October 2019, all director nominees listed below served during the fiscal year ended August 31, 2019 and attended 100% of all Board meetings and nearly 100% of the sum of all meetings of the Board of Directors and its committees, as applicable. Barbara D. Colwell, a current director, is not standing for re-election at the Annual Meeting.

Director	Age	Serving Since	Independent
Nancy E. Calderon	60	2019	Yes
Sarah E. Kemp	52	2019	Yes
Soo-Keong Koh	68	2008	Yes
Sunggyu Lee, Ph.D.	67	2004	Yes
G. Patrick Lynch	52	2004	No
Ramani Narayan, Ph.D.	70	2004	No
Richard J. Nigon	71	2010	Yes
Konstantin von Falkenhausen	52	2012	Yes

The Board of Directors recommends a vote “FOR” each of these nominees.

COMMITTEE COMPOSITION

The Board of Directors maintains a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Below are our current directors and their Board committee memberships.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nancy E. Calderon	●
Barbara D. Colwell	●		●
Sarah E. Kemp			●
Soo-Keong Koh			●
Sunggyu Lee, Ph.D.		●
G. Patrick Lynch
Ramani Narayan, Ph.D.
Richard J. Nigon	●	●	●
Konstantin von Falkenhausen	●	●

KEY QUALIFICATIONS

The following are some key qualifications, skills, and experiences of our Board of Directors.

•	Leadership/Management	•	Financial Expertise	•	International Experience
•	Prior Board Experience	•	Government Expertise	•	Bioplastics Industry Expertise

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EXECUTIVE COMPENSATION PHILOSOPHY

Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward qualified and talented executives who will enable us to grow our business, achieve our annual, long-term and strategic goals and drive long-term stockholder value.

The following core principles provide a framework for our executive compensation program:

•	Align interests of our executives with stockholder interests;
•	Integrate compensation with our business plans and strategic goals;
•	Link amount of compensation to both company and individual performance; and
•	Provide fair and competitive compensation opportunities that attract and retain executives.

EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our stockholders.

What we do:		What we don’t do:
•	Emphasize pay for performance	•	No guaranteed salary increases or bonuses
•	Structure our executive compensation so a significant portion of pay is at risk	•	No repricing of stock options unless approved by stockholders
•	Structure our executive compensation so a significant portion is paid in equity	•	No pledging of NTIC securities, unless certain criteria are met
•	Maintain competitive pay packages	•	No hedging of NTIC securities
•	Maintain robust clawback policy	•	No excessive perquisites
•	Hold an annual say-on-pay vote	•	No tax gross-ups

HOW WE PAY

Our executive compensation program consists of the following principal elements:

•	Base salary – a fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.
•	Annual incentive – a variable, short-term element that is typically payable in cash and is based on a corporate profitability goal and individual performance goals.
•	Long-term incentive – a variable, long-term element that is provided in stock options.

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2019 EXECUTIVE COMPENSATION ACTIONS

2019 compensation actions and incentive plan outcomes based on performance are summarized below:

Element	Key Fiscal 2019 Actions
Base Salary	Our executives received 10% increases over their 2018 base salaries.
Annual Incentive	Our executive officers received annual bonuses based primarily on Adjusted EBITOI (earnings before interest, taxes, and other income, as adjusted to take into account amounts paid under bonus plan and other adjustments), in amounts representing 43% of their base salaries. A portion of the annual incentive earned for fiscal 2019 was paid in the form of stock option grants made at the beginning of fiscal 2019.
Long-Term Incentive	Our executive officers received stock option grants on September 1, 2018, which vested in full on September 1, 2019. A portion of the fiscal 2019 stock option grant was intended as partial payout of the fiscal 2019 annual bonus program.
Health and Welfare Benefits	No significant changes were made.
Retirement Plans	No significant changes were made.
Perquisites	No significant changes were made.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing our stockholders with an advisory vote on our executive compensation, commonly known as a “say-on-pay” vote. We last submitted a say-on-pay proposal to our shareholders at our 2018 Annual Meeting of Stockholders held on January 18, 2019. At that meeting, 99% of the votes cast by our stockholders were in favor of our say-on-pay vote.

The Board of Directors recommends a vote “FOR” the approval of our say-on-pay proposal.

FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Every six years, NTIC is required to hold an advisory vote on the frequency of future say-on-pay votes. Since our last frequency of say-on-pay vote was held at our 2014 Annual Meeting of Stockholders, NTIC is submitting a frequency of say-on-pay proposal at the 2020 Annual Meeting of Stockholders. Stockholders may indicate whether they prefer that we hold a say-on-pay vote every one year, two years or three years, or they may abstain from this vote.

The Board of Directors recommends that the shareholders vote for a frequency of every “ONE YEAR” for future say-on-pay votes.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although stockholder ratification is not required, the appointment of Baker Tilly Virchow Krause, LLP as NTIC’s independent registered public accounting firm for fiscal 2020 is being submitted for ratification at the 2020 Annual Meeting of Stockholders as a matter of good corporate governance.

The Board of Directors recommends a vote “FOR” the ratification of Baker Tilly Virchow Krause, LLP as NTIC’s independent registered public accounting firm.

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2021 ANNUAL MEETING OF STOCKHOLDERS

We anticipate that our 2021 Annual Meeting of Stockholders will be held on or about Friday, January 15, 2021.

The following are important dates in connection with our 2021 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than August 4, 2020
Nomination of a Candidate Pursuant to our Bylaws	Between September 19, 2020 and October 19, 2020
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between September 19, 2020 and October 19, 2020

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4201 Woodland Road, Circle Pines, Minnesota 55014

_________________________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

January 17, 2020

_________________________________

The Board of Directors of Northern Technologies International Corporation is soliciting your proxy for use at the 2020 Annual Meeting of Stockholders to be held on Friday, January 17, 2020. The Board of Directors expects to make available to our stockholders beginning on or about December 2, 2019 the Notice of Annual Meeting of Stockholders, this proxy statement and a form of proxy on the Internet or will mail these materials to stockholders of NTIC upon their request.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

________________

Date, Time, Place and Purposes of Meeting

The Annual Meeting of Stockholders of Northern Technologies International Corporation (sometimes referred to as “NTIC,” “we,” “our” or “us” in this proxy statement) will be held on Friday, January 17, 2020, at 11:00 a.m., Central Standard Time, at the principal executive offices of Northern Technologies International Corporation located at 4201 Woodland Road, Circle Pines, Minnesota 55014, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Who Can Vote

Stockholders of record at the close of business on November 20, 2019 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting. As of that date, there were 9,090,413 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or other nominee.

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If you are a registered stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•	Vote by Internet, by going to the website address www.proxyvote.com and following the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

•	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials or on your proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided if you received a paper copy of these proxy materials.

If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Standard Time (10:59 p.m., Central Standard Time), on the day before the date of the Annual Meeting or any adjournments thereof. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on your options for voting.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on.

For Proposal One—Election of Directors, you may:

•	Vote FOR all eight nominees for director,

•	WITHHOLD your vote from all eight nominees for director or

•	WITHHOLD your vote from one or more of the eight nominees for director.

For Proposal Three—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, you may:

•	Vote for a frequency of every ONE YEAR,

•	Vote for a frequency of every TWO YEARS,

•	Vote for a frequency of every THREE YEARS or

•	ABSTAIN from voting on the proposal.

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For each of the other proposals, you may:

•	Vote FOR the proposal,

•	Vote AGAINST the proposal or

•	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all eight of the nominees for election to the Board of Directors in Proposal One—Election of Directors, for a frequency of every ONE YEAR on Proposal Three—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation and FOR each of the other proposals.

How Does the Board Recommend that You Vote

The Board of Directors unanimously recommends that you vote:

•	FOR all eight of the nominees for election to the Board of Directors in Proposal One—Election of Directors;

•	FOR Proposal Two—Advisory Vote on Executive Compensation;

•	For a frequency of every ONE YEAR on Proposal Three—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation; and

•	FOR Proposal Four—Ratification of Selection of Independent Registered Public Accounting Firm.

How You May Change Your Vote or Revoke Your Proxy

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

•	Sending written notice of your revocation to our Corporate Secretary; or

•	Attending the Annual Meeting and voting by ballot.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority (4,545,207 shares) of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock represented by proxies marked “For,” “Against,” “Abstain” or “Withheld” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker has no discretionary authority to vote on behalf of such customer on such matter.

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Vote Required

Proposal One—Election of Directors will be decided by the affirmative vote of a plurality of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. A “plurality” for Proposal One means the individuals who receive the greatest number of votes cast “For” are elected as directors.

Proposal Two—Advisory Vote on Executive Compensation will be decided by the affirmative vote of a majority of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Although this is a non-binding, advisory vote, the Compensation Committee and Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

Proposal Three—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation will be decided by the affirmative vote of a plurality of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. A “plurality” for Proposal Three means the frequency that receives the greatest number of votes cast will be considered the preference of our stockholders. Although this is a non-binding, advisory vote, the Board of Directors expects to take into account the outcome of the vote when setting the frequency of our advisory votes on executive compensation.

Proposal Four—Ratification of Selection of Independent Registered Public Accounting Firm will be decided by the affirmative vote of a majority of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One—Election of Directors, Proposal Two—Advisory Vote on Executive Compensation and Proposal Three—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation are not “routine” matters. Accordingly, if you do not direct your broker how to vote, your broker may not exercise discretion and may not vote your shares on either of these three proposals. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the meeting, they will not be considered to be shares “entitled to vote” or “votes cast” at the meeting and will not be counted as having been voted on the applicable proposal. Proposal Four—Ratification of Selection of Independent Registered Public Accounting Firm is a “routine” matter, and, as such, your broker is permitted to exercise its discretion to vote your shares for or against the proposals in the absence of your instruction.

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Proposal	Votes Required	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes
Proposal One: Election of Directors	Plurality of the votes cast. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld will have no effect.	Broker non-votes will have no effect.

Proposal Two: Advisory Vote on Executive Compensation	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Proposal Three: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	Plurality of the votes cast. This means that the frequency receiving the highest number of affirmative votes will be considered the preference of our stockholders.	Votes withheld will have no effect.	Broker non-votes will have no effect.

Proposal Four: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Procedures at the Annual Meeting

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only matters brought before the Annual Meeting in accordance with our Bylaws will be considered. Only a natural person present at the Annual Meeting who is either one of our stockholders, or is acting on behalf of one of our stockholders, may make a motion or second a motion. A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly-authorized representative of the stockholder on whose behalf the person purports to act.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and the Notice of Internet Availability of Proxy Materials. This means that only one copy of this proxy statement, our Annual Report to Stockholders or the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of any of these documents to any stockholder upon written or oral request to our Stockholder Information Department, Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, Minnesota 55014, telephone: (763) 225-6637. Any stockholder who wants to receive separate copies of this proxy statement, our Annual Report to Stockholders or the Notice of Internet Availability of Proxy Materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee record holder, or the stockholder may contact us at the above address and telephone number.

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Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly, electronic availability and mailing of proxies and soliciting material, as well as the cost of making available or forwarding this material to the beneficial owners of our common stock will be borne by NTIC. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, facsimile or personal conversation. We may reimburse brokerage firms and others for expenses in making available or forwarding solicitation materials to the beneficial owners of our common stock.

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PROPOSAL ONE—ELECTION OF DIRECTORS

________________

Number of Directors

Our Bylaws provide that the Board of Directors will consist of at least one member or such other number as may be determined by the Board of Directors from time to time or by the stockholders at an annual meeting. The Board of Directors has fixed the number of directors at eight, effective as of the date of the Annual Meeting.

Nominees for Director

The Board of Directors has nominated the following eight individuals to serve as our directors until the next annual meeting of stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

• Nancy E. Calderon	• G. Patrick Lynch
• Sarah E. Kemp	• Ramani Narayan, Ph.D.
• Soo-Keong Koh	• Richard J. Nigon
• Sunggyu Lee, Ph.D.	• Konstantin von Falkenhausen

Barbara D. Colwell, a current director, is not standing for re-election at the Annual Meeting. Ms. Colwell will continue to serve as a director of our company until the Annual Meeting. The Board of Directors thanks Ms. Colwell for her many years of service to the Board.

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is eight.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information about Current Directors and Board Nominees

The following table sets forth as of November 20, 2019 the name, age and principal occupation of each current director and each individual who has been nominated by the Board of Directors to serve as a director of our company, as well as how long each individual has served as a director of NTIC.

Name	Age	Principal Occupation	Director Since
Nancy E. Calderon(1)	60	Former Partner of KPMG LLP	2019
Barbara D. Colwell(1)(2)	74	Director of NTIC and Certain Other Companies and Organizations	2013
Sarah E. Kemp(2)	52	Executive Director of Merck	2019
Soo-Keong Koh(2)	68	Managing Director of EcoSave Pte Ltd.	2008
Sunggyu Lee, Ph.D.(3)	67	Russ Ohio Research Scholar in Syngas Utilization and Professor of Chemical and Biomolecular Engineering at Ohio University	2004
G. Patrick Lynch	52	President and Chief Executive Officer of NTIC	2004

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Name	Age	Principal Occupation	Director Since
Ramani Narayan, Ph.D.	70	Distinguished Professor in Department of Chemical Engineering & Materials Science at Michigan State University	2004
Richard J. Nigon(1)(2)(3)	71	Senior Vice President of Cedar Point Capital, Inc.	2010
Konstantin von Falkenhausen(1)(3)	52	Partner of B Capital Partners AG	2012

_________________________

(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee

Additional Information about Current Directors and Board Nominees

The following paragraphs provide information about each current director and nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years. We believe that all of our directors and nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each director and nominee also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nancy E. Calderon has been a director of NTIC since October 2019. Ms. Calderon is a CPA and has over 33 years of experience with KPMG LLP until her retirement on September 30, 2019. Until her retirement, Nancy served as Global Lead Partner for a Fortune 50 Technology company, a position she held since July 2012, senior partner of KPMG’s Board Leadership Center from its inception in 2015, and as a director of KPMG’s Global Delivery Center in India and its related holding companies since September 2011. Previously, she was KPMG’s Americas Chief Administrative Officer and U.S. National Partner in Charge, Operations from July 2008 to June 2012. Ms. Calderon has sat on a number of KPMG committees, including the Americas Region Management Committee, Enterprise Risk Management, Privacy, Pension Steering and Investment, Social Media and Knowledge Management. She currently serves as a director of multiple organizations, including the Women Corporate Directors Foundation, the Greater New York YMCA, the NY Women’s Forum, and The University Club. We believe Ms. Calderon’s qualifications to sit on the Board of Directors include her extensive financial accounting experience with KPMG and her current and prior experience on boards of directors, including, in particular, her experience serving on the audit committees of KPMG’s Global Delivery Center, Women Corporate Directors Foundation and the New York YMCA. Ms. Calderon received a Bachelor of Science from UC Berkeley’s Haas Business School and a Master of Science from Golden Gate University.

Barbara D. Colwell has been a director of NTIC since November 2013. Ms. Colwell is not standing for re-election as a director at the Annual Meeting. Ms. Colwell is a member of the board of directors or advisory board of several non-profit organizations and private and mutual companies, including most notably, the Publishers Clearing House, LLC, Triumph Oil & Gas Operating Company, LLC, IPTAR (Institute for Psychoanalytic Training and Research), the Belizean Grove and Mutual Trust Life Insurance. We believe Ms. Colwell’s qualifications to sit on the Board of Directors include her current and prior experience on the boards of directors of other organizations and companies and, in particular, her experience serving on the audit committee, governance committee and compensation committee of Publishers Clearing House, LLC, as well as her former experience serving on the audit committee and compensation committee of Mutual Trust Financial Group.

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Sarah E. Kemp has been a director of NTIC since October 2019. Ms. Kemp is Executive Director for Merck, a global biopharmaceutical company. Effective July 8, 2019, Ms. Kemp joined Merck’s Policy, Communications and Population Health organization in the role of Executive Director, China Policy Strategy and Human Health Commercial International Strategic Policy Initiatives. In this role, Ms. Kemp is responsible for supporting the MSD China team in their strategic policy shaping initiatives, defining and leading global above-country engagement in support of MSD China, and leading critical policy shaping initiatives in support of the entire ex-US market set. Before joining Merck, Ms. Kemp was the Deputy Under Secretary (DUS), the highest career position for the International Trade Administration (ITA) at the Department of Commerce in Washington, D.C. In this role, she oversaw ITA’s $485 million annual budget and 2,100 trade and investment professionals based in 108 US cites and 76 markets around the world. For over 27 years, Ms. Kemp has served in various positions with increasing responsibility at the U.S. Department of Commerce, including: Deputy Director General, Global Markets, U.S. and Foreign Commercial Service, from August 2017 to January 2018; Senior Commerce Department Official, Commercial Counselor, at the U.S. Embassy in Beijing, China from August 2014 to March 2017; Senior Commerce Department Official, Commercial Counselor, at the U.S. Embassy in Hanoi, Vietnam from August 2011 to July 2014; and Deputy Senior Commercial Officer at the U.S. Embassy in Beijing, China from June 2008 to July 2011. Ms. Kemp served on the board of directors of the Concordia International School in Hanoi, Vietnam, an international day school offering preschool through high school education, from 2012 to 2014. Ms. Kemp was a Co-Chair of Women Corporate Directors in Vietnam from 2011 to 2014 and in Beijing from 2009 to 2011. We believe Ms. Kemp’s qualifications to sit on the Board of Directors include her extensive knowledge and experience in international commerce, particularly with regard to Asia Pacific and Greater China, her prior board experience, and her depth of experience in international and public affairs. Ms. Kemp received a Bachelor of Arts from Hamilton College, a Masters of Public Administration from the School of International and Public Affairs at Columbia University, and a Masters of Business Administration from the Chinese University of Hong Kong.

Soo-Keong Koh has been a director of NTIC since May 2008. Mr. Koh is the Managing Director of Ecosave Pte Ltd., a company whose business is focused on environmental biotech and energy conservation technologies, a position he has held since April 2007. From January 1986 to April 2007, Mr. Koh served as Chief Executive Officer and President of Toll Asia Pte Ltd formerly SembCorp Logistics Ltd (SembLog), a Singapore public listed company, which was acquired by Toll in May 2006. Mr. Koh has over 20 years of experience in the logistics industry. Mr. Koh holds a Bachelor of Engineering, a Master of Business Administration and a Postgraduate Diploma in Business Law from the University of Singapore (now known as the National University of Singapore). We believe Mr. Koh’s qualifications to sit on the Board of Directors include his experience on other public company boards of directors and his significant executive experience with companies including those focused on environmental awareness, which has become a focus of NTIC during the past several years, especially in light of NTIC’s Natur-Tec® bioplastics business. Mr. Koh’s previous board of director experience is helpful in guiding NTIC with respect to corporate governance matters, particularly in his role as Chair of the Nominating and Corporate Governance Committee. Additionally, Mr. Koh has specific executive experience with companies located in Asia, which is where several of NTIC’s joint ventures and NTIC’s Chinese subsidiary are located.

Sunggyu Lee, Ph.D. has been a director of NTIC since January 2004. Dr. Lee is a Russ Ohio Research Scholar in Syngas Utilization and Professor of Chemical and Biomolecular Engineering, Ohio University, Athens, Ohio. Previously, he held positions of Professor of Chemical and Biologic Engineering, Missouri University of Science and Technology, Rolla, Missouri from 2005 to 2010, C.W. LaPierre Professor and Chairman of Chemical Engineering at University of Missouri-Columbia from 1997 to 2005, and Robert Iredell Professor and Head of Chemical Engineering Department at the University of Akron, Akron, Ohio from 1988 to 1996. He has authored 12 books and over 550 archival publications and received 35 U.S. patents in a variety of chemical and polymer processes and products. He is currently serving as Editor of Encyclopedia of Chemical Processing, Taylor & Francis, New York, New York and also as Book Series Editor of Green Chemistry and Chemical Engineering, CRC Press, Boca Raton, Florida. Throughout his career, he has served as consultant and technical advisor to a number of national and international companies in the fields of polymers, petrochemicals and energy. He received his Ph.D. from Case Western Reserve University, Cleveland, Ohio in 1980. We believe Dr. Lee’s qualifications to sit on the Board of Directors include his significant technical and industrial expertise with chemical and polymer processes and products. Such expertise is particularly helpful with respect to assessing and operating NTIC’s Natur-Tec® bioplastics business.

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G. Patrick Lynch, an employee of NTIC since 1995, has been President since July 2005 and Chief Executive Officer since January 2006 and was appointed a director of NTIC in February 2004. Mr. Lynch served as President of North American Operations of NTIC from May 2004 to July 2005. Prior to May 2004, Mr. Lynch held various positions with NTIC, including Vice President of Strategic Planning, Corporate Secretary and Project Manager. Mr. Lynch is also an officer and director of Inter Alia Holding Company, which is a significant stockholder of NTIC. Prior to joining NTIC, Mr. Lynch held positions in sales management for Fuji Electric Co., Ltd. in Tokyo, Japan, and programming project management for BMW AG in Munich, Germany. Mr. Lynch received a Master of Business Administration degree from the University of Michigan Ross School of Business. We believe Mr. Lynch’s qualifications to sit on the Board of Directors include his depth of knowledge of our company and its day-to-day operations in light of his position as Chief Executive Officer of NTIC, as well as his affiliation with a significant stockholder of NTIC, which the Board of Directors believes generally helps align management’s interests with those of our stockholders.

Ramani Narayan, Ph.D. has been a director of NTIC since November 2004. He is a Distinguished Professor at Michigan State University in the Department of Chemical Engineering & Materials Science, where he has 200+ refereed publications in leading journals to his credit, 19 patents, edited three books and one expert dossier in the area of bio-based polymeric materials. His research encompasses design and engineering of sustainable, biobased products, biodegradable plastics and polymers, biofiber reinforced composites, reactive extrusion polymerization and processing, studies in plastic end-of-life options like biodegradation and composting. He conducts carbon footprint calculations for plastics and products. He also performs LCA (Life Cycle Assessment) for reporting a product’s environmental footprint. He serves as Scientific Chair of the Biodegradable Products Institute (BPI), North America. He served on the Technical Advisory Board of Tate & Lyle. He served on the Board of Directors of ASTM International, an international standard setting organization and was the founding Chair of the committee on Environmentally Degradable Plastics and Biobased Products (D20.96) and the Plastics Terminology Committee (D20.92). Dr. Narayan is also the technical expert for the United States on ISO (International Standards Organization) TC 61 on Plastics—specifically for Terminology, Biobased and Biodegradable Plastics. He has won numerous awards, including the Named MSU University Distinguished Professor in 2007; the Governors University Award for commercialization excellence; Michigan State University Distinguished Faculty Award, 2006, 2005 Withrow Distinguished Scholar award, Fulbright Distinguished Lectureship Chair in Science & Technology Management & Commercialization (University of Lisbon; Portugal); First recipient of the William N. Findley Award, The James Hammer Memorial Lifetime Achievement Award, and Research and Commercialization Award sponsored by ICI Americas, Inc. & the National Corn Growers Association. We believe Dr. Narayan’s qualifications to sit on the Board of Directors include his significant technical expertise in the bioplastics area which has been helpful to NTIC’s management in assessing and operating NTIC’s Natur-Tec® bioplastics business.

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Richard J. Nigon has been a director of NTIC since February 2010 and non-executive Chairman of the Board since November 2012. Mr. Nigon is the Senior Vice President of Cedar Point Capital, Inc., a private company that raises capital for early stage companies. From February 2001 until May 2007, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard (MJSK), a privately held investment firm. In December 2006, MJSK was acquired by Stifel Nicolaus, and Mr. Nigon was a Managing Director of Private Placements at Stifel Nicolaus. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young, LLP from 1970 to 2000, where he served as a partner from 1981 to 2000. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors. In addition to NTIC, Mr. Nigon also serves on the board of directors of Tactile Systems Technology, Inc. and as chairperson of its audit committee, on the board of directors of Celcuity Inc. and as chairperson of its audit committee and serves on the board of directors of a number of privately-held companies. Mr. Nigon previously served on the board of directors of Virtual Radiologic Corporation and Vascular Solutions, Inc. until its acquisition by Teleflex Incorporated in February 2017. Through his 30 years of service at Ernst & Young, LLP, Mr. Nigon brings to NTIC’s Board of Directors, and in particular the Audit Committee, extensive public accounting and auditing experience. The Board believes Mr. Nigon’s strong background in financial controls and reporting, financial management, financial analysis and SEC reporting requirements is critical to the Board’s oversight responsibilities. In addition, his strategic planning expertise and other experiences gained through his management and leadership roles at private investment firms that have invested in early stage companies, is helpful to the Board in assessing and operating NTIC’s newer businesses.

Konstantin von Falkenhausen has been a director of NTIC since November 2012. Mr. von Falkenhausen is currently a Partner of B Capital Partners AG, an independent investment advisory boutique focused on infrastructure, public private partnerships and clean energy. In this capacity, since April 2018, Mr. von Falkenhausen has been a Director of the general partner of the B Capital Energy Transition Infrastructure Fund SICAV-SIF, an investment fund registered with the Luxembourg financial authorities CSSF. From February 2004 to March 2008, Mr. von Falkenhausen served as a Partner of capiton AG, a private equity firm. From March 2003 to February 2004, he served as interim Chief Financial Officer of Neon Products GmbH, a privately held neon lighting company. From May 1999 to February 2003, Mr. von Falkenhausen served as an investment manager of West Private Equity Ltd. and an investment director of its German affiliate West Private Capital GmbH. Prior to May 1999, Mr. von Falkenhausen served in several positions with BankBoston Robertson Stephens International Ltd., an investment banking firm. Mr. von Falkenhausen is a citizen of Germany. He has a Master’s degree in economics (lic. oec) from the University of Fribourg (Switzerland) and a Masters of Business Administration from the University of Chicago. We believe Mr. von Falkenhausen’s qualifications to sit on the Board of Directors include his experience with several private investment and equity firms that have invested in early stage companies, which the Board believes is helpful in assessing and operating NTIC’s newer businesses, and his financial expertise, which the Board believes is helpful in analyzing NTIC’s financial performance.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of all of the eight nominees named above.

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PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION

________________

Introduction

The Board of Directors is providing stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement beginning on page 41. At the 2019 Annual Meeting of Stockholders held on January 18, 2019, 99% of the votes cast by our stockholders were in favor of our say-on-pay vote. The Compensation Committee generally believes that such results affirmed stockholder support of our approach to executive compensation.

Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers. The underlying core principles of our executive compensation program are:

•	To align the interests of our executives with those of our stockholders;

•	Integrate compensation with our business plans and strategic goals;

•	Link amount of compensation to both company and individual performance goals; and

•	Provide fair and competitive compensation opportunities that attract and retain executives.

The “Executive Compensation” section of this proxy statement, which begins on page 41, describes our executive compensation program and the executive compensation decisions made by the Compensation Committee and Board of Directors for fiscal 2019 in more detail. Important considerations include:

•	A significant portion of the compensation paid or awarded to our named executive officers in fiscal 2019 was “performance-based” or “at-risk” compensation that is tied directly to the achievement of financial and other performance goals or long-term stock price performance.

•	Equity-based compensation granted to our named executive officers was in the form of stock options and aligns the long-term interests of our executives with the long-term interests of our stockholders.

•	Our executive officers receive only modest perquisites and have modest severance and change-in-control arrangements.

•	We have adopted a clawback policy.

•	We do not provide any tax “gross-up” payments.

We believe that our executive compensation program and related decisions link pay to performance. For example, our fiscal 2019 total net sales increased over 8.4% to $55,750,137 during fiscal 2019 compared to fiscal 2018; however, our net income attributable to NTIC decreased to $5,209,622, or $0.55 per diluted common share, for fiscal 2019 compared to $6,701,366, or $0.72 per diluted common share, as adjusted to reflect our two-for-one stock split effected on June 28, 2019, for fiscal 2018. The total compensation for our named executive officers for fiscal 2019 increased approximately 1% compared to fiscal 2018.

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Accordingly, the Board of Directors recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.

Stockholders are not ultimately voting to approve or disapprove the recommendation of the Board of Directors. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The Compensation Committee and Board of Directors expect to take into account the outcome of this advisory vote when considering future executive compensation decisions.

Pursuant to Proposal Three—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, and assuming our stockholders agree with the Board’s recommendation for an annual say-on-pay vote, the next say-on-pay vote is anticipated to occur at our 2021 Annual Meeting of Stockholders.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.

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PROPOSAL THREE—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

_________________

Background

The Board of Directors is providing our stockholders with an advisory vote on the frequency of future advisory votes on executive compensation, or say-on-pay votes, such as that provided for in Proposal Two—Advisory Vote on Executive Compensation. This non-binding advisory vote is required to be conducted every six years under Section 14A of the Securities Exchange Act of 1934, as amended, pursuant to the Dodd-Frank Act. Our last frequency of say-on-pay vote was held at our 2014 Annual Meeting of Stockholders, at which stockholders voted in favor of an annual say-on-pay vote. The next required advisory vote on the frequency of future stockholder advisory votes on executive compensation will occur no later than the 2026 Annual Meeting of Stockholders.

Stockholders may indicate whether they prefer that we hold a say-on-pay vote every one year, two years, or three years, or they may abstain from this vote.

Reasons for an Annual Say-on-Pay Vote Recommendation

After careful consideration, the Board of Directors, upon recommendation of the Compensation Committee, has determined that holding a say-on-pay vote on an annual basis continues to be the best approach for NTIC and our stockholders and recommends that stockholders vote for future advisory votes on executive compensation to occur every one year. While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation decisions are made annually and that an annual say-on-pay vote:

•	Aligns with our annual review of core elements of our executive compensation program;

•	Allows stockholders to provide timely, direct input on our executive compensation philosophy, policies, and practices as disclosed in our proxy statement each year; and

•	Is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future say-on-pay votes by selecting every one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future say-on-pay votes may abstain from voting on the proposal.

The option of every one year, two years or three years that receives the highest number of votes cast by our stockholders will reflect the frequency for future say-on-pay votes that has been selected by our stockholders. As this is an advisory vote, the outcome of the vote is not binding on us, and the Compensation Committee and the Board of Directors may decide that it is in the best interests of NTIC and our stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders. However, the Compensation Committee and the Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

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Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote for a frequency of every ONE YEAR, on an advisory basis, for future advisory votes on executive compensation, or say-on-pay votes.

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PROPOSAL FOUR—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

_________________

Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current independent registered public accounting firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; its global capabilities relative to our business; and its knowledge of our operations. Upon consideration of these and other factors, the Audit Committee has selected Baker Tilly Virchow Krause, LLP to serve as our independent registered public accounting firm for the fiscal year ending August 31, 2020. Baker Tilly Virchow Krause, LLP has served as our independent registered public accounting firm since 2004.

Although it is not required to do so, the Board of Directors is asking our stockholders to ratify the Audit Committee’s selection of Baker Tilly Virchow Krause, LLP as a matter of good corporate governance. If our stockholders do not ratify the selection of Baker Tilly Virchow Krause, LLP, another independent registered public accounting firm will be considered by the Audit Committee. Even if the selection is ratified by our stockholders, the Audit Committee in its discretion may change the appointment at any time during the year, if it determines that such a change would be in the best interests of NTIC and our stockholders.

Representatives of Baker Tilly Virchow Krause, LLP will be present at the Annual Meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The following table presents the aggregate fees billed to us by Baker Tilly Virchow Krause, LLP for the fiscal years ended August 31, 2019 and August 31, 2018.

	Aggregate Amount Billed by Baker Tilly Virchow Krause, LLP ($)
	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$478,522	$493,832
Audit-Related Fees(2)	6,000	—
Tax Fees	—	—
All Other Fees	—	—

____________________

(1)	These fees consisted of the audit of our annual financial statements by year, review of financial statements included in our quarterly reports on Form 10-Q and other services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent fees for services relating to registration statement filings.

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Audit Committee Pre-Approval Policies and Procedures

All services rendered by Baker Tilly Virchow Krause, LLP to NTIC were permissible under applicable laws and regulations and all services provided to NTIC, other than de minimis non-audit services allowed under applicable law, were approved in advance by the Audit Committee. The Audit Committee has not adopted any formal pre-approval policies and procedures.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the selection of Baker Tilly Virchow Krause, LLP, as our independent registered public accounting firm for the fiscal year ending August 31, 2020.

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STOCK OWNERSHIP

________________

Beneficial Ownership of Significant Stockholders and Management

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of November 20, 2019, the record date for the Annual Meeting, for:

•	each person known by us to beneficially own more than five percent of the outstanding shares of our common stock;
•	each of our directors;
•	each of the executive officers named in the Summary Compensation Table included later in this proxy statement under “Executive Compensation” and
•	all of our current directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of November 20, 2019. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of November 20, 2019 are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, such unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.

Except as otherwise indicated, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the notes to the table. Share data set forth in the table below and the footnotes thereto have been adjusted to reflect our two-for-one stock split effected on June 28, 2019.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Directors and Officers:
Common Stock	Nancy E. Calderon	0	*
Common Stock	Barbara D. Colwell	46,546	*
Common Stock	Sarah E. Kemp	0	*
Common Stock	Soo-Keong Koh	78,878	*
Common Stock	Sunggyu Lee, Ph.D.	8,000	*
Common Stock	G. Patrick Lynch(3)	1,402,404	15.2%
Common Stock	Ramani Narayan, Ph.D.	84,546	*
Common Stock	Richard J. Nigon	97,256	1.1%
Common Stock	Konstantin von Falkenhausen	52,746	*
Common Stock	Matthew C. Wolsfeld	226,761	2.5%
Common Stock	All current directors and executive officers as a group (10 persons)(4)	1,997,137	20.9%

Significant Beneficial Owners:
Common Stock	Inter Alia Holding Company(5) 23205 Mercantile Road Beachwood, Ohio 44122	1,203,334	13.2%
Common Stock	Perritt Capital Management, Inc. and Perritt Funds, Inc.(6) 300 South Wacker Drive, Suite 2880 Chicago, Illinois 60606	524,980	5.8%

____________________

*	Represents beneficial ownership of less than one percent.

(1)	The business address for each of the directors and officers of NTIC is c/o Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, Minnesota 55014.

(2)	Includes for the persons listed below the following shares of common stock subject to options held by such persons that are currently exercisable or become exercisable within 60 days of November 20, 2019:
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Name	Shares of Common Stock Underlying Stock Options
Directors
Nancy E. Calderon	0
Barbara D. Colwell	43,546
Sarah E. Kemp	0
Soo-Keong Koh	45,546
Sunggyu Lee, Ph.D.	8,000
G. Patrick Lynch	124,966
Ramani Narayan, Ph.D.	45,546
Richard J. Nigon	66,656
Konstantin von Falkenhausen	51,546
Named Executive Officers
G. Patrick Lynch	124,966
Matthew C. Wolsfeld	92,367
All current directors and executive officers as a group (10 persons)	478,173

(3)	Includes 1,203,334 shares held by Inter Alia Holding Company. See note (5) below.

(4)	The amount beneficially owned by all current directors and executive officers as a group includes 1,203,334 shares held of record by Inter Alia Holding Company. See notes (3) above and (5) below.

(5)	According to a Schedule 13D/A filed with the SEC on October 22, 2019, Inter Alia Holding Company is an entity of which G. Patrick Lynch, our President and Chief Executive Officer, is a 47% stockholder. G. Patrick Lynch shares equal voting and dispositive power over such shares with two other members of his family. Inter Alia Holding Company’s address is 23205 Mercantile Road, Beachwood, Ohio 44122.

(6)	According to a Schedule 13G/A filed with the SEC on February 8, 2019, Perritt Capital Management, Inc., in its capacity as investment adviser, may be deemed the beneficial owner of 524,980 shares, which are owned by investment advisory client(s). Perritt Capital Management, Inc. has sole voting power and sole dispositive power over 44,650 shares and has shared voting power and shared dispositive power over 480,330 shares with Perritt Funds, Inc., an investment company.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes outstanding options and other awards under NTIC’s equity compensation plans as of August 31, 2019. NTIC’s equity compensation plans as of August 31, 2019 were the Northern Technologies International Corporation 2019 Stock Incentive Plan, the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan and the Northern Technologies International Corporation Employee Stock Purchase Plan. Except for automatic annual grants of $50,000 in options to purchase shares of NTIC common stock to NTIC’s directors in consideration for their services as directors of NTIC, an automatic annual grant of $10,000 in options to purchase shares of NTIC common stock to NTIC’s Chairman of the Board in consideration for his services as Chairman on the first day of each fiscal year and automatic initial pro rata grants of $50,000 in options to purchase shares of NTIC common stock to NTIC’s new directors in consideration for their services as directors of NTIC, options and other awards granted in the future under the Northern Technologies International Corporation 2019 Stock Incentive Plan are within the discretion of the Board of Directors and the Compensation Committee of the Board of Directors and therefore cannot be ascertained at this time. Share and per share data set forth in the table below and the footnotes thereto have been adjusted to reflect our two-for-one stock split effected on June 28, 2019.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	839,172	(1)(2)	$9.13	891,044	(3)

Equity compensation plans not approved by security holders	—		—	—
Total	839,172	(1)(2)	$9.13	891,044	(3)

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(1)	Amount includes shares of NTIC common stock issuable upon the exercise of stock options outstanding as of August 31, 2019 under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan. No awards had been granted under the Northern Technologies International 2019 Stock Incentive Plan as of August 31, 2019.

(2)	Excludes employee stock purchase rights accruing under the Northern Technologies International Corporation Employee Stock Purchase Plan. Under such plan, each eligible employee may purchase up to 2,000 shares of NTIC common stock at semi-annual intervals on February 28th or 29th (as the case may be) and August 31st each year at a purchase price per share equal to 90% of the lower of (i) the closing sales price per share of NTIC common stock on the first day of the offering period or (ii) the closing sales price per share of NTIC common stock on the last day of the offering period.

(3)	Amount includes 800,000 shares remaining available at August 31, 2019 for future issuance under the Northern Technologies International Corporation 2019 Stock Incentive Plan and 91,044 shares available at August 31, 2019 for future issuance under the Northern Technologies International Corporation Employee Stock Purchase Plan. Following the approval of the Northern Technologies International Corporation 2019 Stock Incentive Plan, no further shares were issued under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan.

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CORPORATE GOVERNANCE

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Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board size, composition and qualifications;	•	Retirement and resignation policy;
•	Selection of directors;	•	Change of principal occupation and board memberships;
•	Board leadership;	•	Board compensation;
•	Board committees;	•	Stock ownership by directors and executive officers;
•	Board and committee meetings;	•	Loans to directors and executive officers;
•	Executive sessions of independent directors;	•	CEO evaluation;
•	Meeting attendance by directors and non-directors;	•	Board and committee evaluation;
•	Appropriate information and access;	•	Director continuing education;
•	Ability to retain advisors;	•	Succession planning;
•	Conflicts of interest and director independence;	•	Related person transactions; and
•	Board interaction with corporate constituencies;	•	Communications with directors.
•	Retirement and term limits;

Board Leadership Structure

Under our Corporate Governance Guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by one person. The Board of Directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances. However, the Board of Directors strongly endorses the concept of an independent director being in a position of leadership. Under our Corporate Governance Guidelines, if at any time the Chief Executive Officer and Chairman of the Board positions are held by the same person, the Board of Directors will elect an independent director as a lead independent director.

G. Patrick Lynch currently serves as our President and Chief Executive Officer, and Richard J. Nigon serves as our non-executive Chairman of the Board. Because the Chief Executive Officer and Chairman of the Board positions currently are not held by the same person, we do not have a lead independent director. We currently believe this leadership structure is in the best interests of our company and our stockholders and strikes the appropriate balance between the Chief Executive Officer’s responsibility for the strategic direction, day-to-day-leadership and performance of our company and the Chairman’s responsibility to provide oversight of our company’s corporate governance and guidance to our Chief Executive Officer and to set the agenda for and preside over Board of Directors meetings.

At each regular Board of Directors meeting, our independent directors meet in executive session with no company management present during a portion of the meeting. After each such executive session, our Chairman of the Board provides our Chief Executive Officer with any actionable feedback from our independent directors.

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Director Independence

The Board of Directors has affirmatively determined that seven of NTIC’s current nine directors are “independent directors” under the Listing Rules of the Nasdaq Stock Market: Nancy E. Calderon, Barbara D. Colwell, Sarah E. Kemp, Soo-Keong Koh, Sunggyu Lee, Ph.D., Richard J. Nigon and Konstantin von Falkenhausen.

In making these affirmative determinations that such individuals are “independent directors,” the Board of Directors reviewed and discussed information provided by the directors and by NTIC with regard to each director’s business and personal activities as they may relate to NTIC and NTIC’s management.

Board Meetings and Attendance

The Board of Directors met four times during the fiscal year ended August 31, 2019. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which the director served.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. The Board of Directors, from time to time, may establish other committees to facilitate the management of our company and may change the composition and responsibilities of our existing committees. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com.

The following table summarizes the current membership of each of our three Board committees.

Director	Audit	Compensation	Nominating and Corporate Governance
Nancy E. Calderon	√	—	—
Barbara D. Colwell	√	—	√
Sarah E. Kemp	—	—	√
Soo-Keong Koh	—	—	Chair
Sunggyu Lee, Ph.D.	—	√	—
G. Patrick Lynch	—	—	—
Ramani Narayan, Ph.D.	—	—	—
Richard J. Nigon	Chair	√	√
Konstantin von Falkenhausen	√	Chair	—

Audit Committee

Responsibilities. The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibilities for oversight, for quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of our financial statements, and the legal compliance and ethics programs of NTIC as established by management. The Audit Committee’s primary responsibilities include:

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•	Overseeing our financial reporting process, internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors;

•	Having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establish the compensation to be paid to the firm;

•	Reviewing and pre-approving all audit services and permissible non-audit services to be provided to NTIC by our independent registered public accounting firm;

•	Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	Overseeing the establishment and administration of (including the grant of any waiver from) a written code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Audit Committee are Ms. Calderon, Ms. Colwell, Mr. Nigon and Mr. von Falkenhausen. Mr. Nigon is the chair of the Audit Committee.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of the Nasdaq Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of the Nasdaq Stock Market. In addition, the Board of Directors has determined that Ms. Calderon and Mr. Nigon qualify as “audit committee financial experts” as defined by the rules and regulations of the SEC and meet the qualifications of “financial sophistication” under the Listing Rules of the Nasdaq Stock Market as a result of their extensive financial backgrounds and various financial positions they have held throughout their respective careers. Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Meetings. The Audit Committee met four times during fiscal 2019 and once in executive session with Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm.

Audit Committee Report. This report is furnished by the Audit Committee of the Board of Directors with respect to NTIC’s financial statements for the fiscal year ended August 31, 2019.

One of the purposes of the Audit Committee is to oversee NTIC’s accounting and financial reporting processes and the audit of NTIC’s annual financial statements. NTIC’s management is responsible for the preparation and presentation of complete and accurate financial statements. NTIC’s independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, is responsible for performing an independent audit of NTIC’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed NTIC’s audited financial statements for the fiscal year ended August 31, 2019 with NTIC’s management. Management represented to the Audit Committee that NTIC’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Baker Tilly Virchow Krause, LLP, NTIC’s independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly Virchow Krause, LLP’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Baker Tilly Virchow Krause, LLP its independence and concluded that the independent registered public accounting firm is independent from NTIC and NTIC’s management.

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Based on the review and discussions of the Audit Committee described above, in reliance on the unqualified opinion of Baker Tilly Virchow Krause, LLP regarding NTIC’s audited financial statements, and subject to the limitations on the role and responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that NTIC’s audited financial statements for the fiscal year ended August 31, 2019 be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2019 for filing with the Securities and Exchange Commission.

This report is dated as of October 22, 2019.

Audit Committee

Richard J. Nigon, Chair

Nancy E. Calderon

Barbara D. Colwell

Konstantin von Falkenhausen

Other Information. Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under the “Proposal Four—Ratification of Selection of Independent Registered Public Accounting Firm” section of this proxy statement.

Compensation Committee

Responsibilities. The Compensation Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to compensation of our Chief Executive Officer and other executive officers and administers our equity compensation plans. The Compensation Committee’s primary responsibilities include:

•	recommending to the Board of Directors for its determination the annual salaries, incentive compensation, long-term compensation and any and all other compensation applicable to our executive officers;

•	establishing and, from time to time, reviewing and revising corporate goals and objectives with respect to compensation for our executive officers and establishing and leading a process for the full Board of Directors to evaluate the performance of our executive officers in light of those goals and objectives;

•	administering our equity compensation plans and recommending to the Board of Directors for its determination grants of options or other equity-based awards for executive officers, employees and independent consultants under our equity compensation plans;
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•	reviewing our policies with respect to employee benefit plans; and

•	establishing and, from time to time, reviewing and revising processes and procedures for the consideration and determination of executive compensation.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities, and prior to doing so, assesses the independence of such experts and advisors from management.

Composition. The current members of the Compensation Committee are Dr. Lee, Mr. Nigon and Mr. von Falkenhausen. Mr. von Falkenhausen is the current Chair of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is considered an “independent director” under the Listing Rules of the Nasdaq Stock Market, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and otherwise independent under the rules and regulations of the SEC.

Processes and Procedures for Consideration and Determination of Executive Compensation. As described in more detail above under “—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to recommend to the Board of Directors any and all compensation payable to our executive officers, including annual salaries, incentive compensation and long-term incentive compensation, and to administer our equity and incentive compensation plans applicable to our executive officers. Decisions regarding executive compensation made by the Compensation Committee are not considered final and are subject to final review and approval by the entire Board of Directors. Under the terms of its formal written charter, the Compensation Committee has the power and authority, to the extent permitted by our Bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

Our President and Chief Executive Officer and our Chief Financial Officer assist the Compensation Committee in gathering compensation related data regarding our executive officers and making recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer. In making final recommendations to the Board of Directors regarding compensation to be paid to our executive officers, the Compensation Committee considers the recommendations of our President and Chief Executive Officer and our Chief Financial Officer, but also considers other factors, such as its own views as to the form and amount of compensation to be paid, the achievement by the company of pre-established performance objectives, the general performance of the company and the individual officers, the performance of the company’s stock price and other factors that may be relevant. Neither management nor the Compensation Committee engaged a compensation consultant.

Final deliberations and decisions by the Compensation Committee regarding its recommendations to the Board of Directors of the form and amount of compensation to be paid to our executive officers are made by the Compensation Committee, without the presence of any executive officer of our company. In making final decisions regarding compensation to be paid to our executive officers, the Board of Directors considers the same factors and gives considerable weight to the recommendations of the Compensation Committee.

Meetings. The Compensation Committee met three times during fiscal 2019.

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Nominating and Corporate Governance Committee

Responsibilities. The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•	being aware of best practices in corporate governance matters;

•	developing and overseeing an annual Board of Directors and Board committee evaluation process; and

•	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Nominating and Corporate Governance Committee are Ms. Colwell, Ms. Kemp, Mr. Koh and Mr. Nigon. Mr. Koh is the chair of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is considered an “independent director” under the Listing Rules of the Nasdaq Stock Market.

Processes and Procedures for Consideration and Determination of Director Compensation. As mentioned above under “—Responsibilities,” the Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility, among other things, to review and make recommendations to the Board of Directors concerning compensation for non-employee members of the Board of Directors, including but not limited to retainers, meeting fees, committee chair and member retainers and equity compensation. Decisions regarding director compensation made by the Nominating and Corporate Governance Committee are not considered final and are subject to final review and approval by the entire Board of Directors. Under the terms of its formal written charter, the Nominating and Corporate Governance Committee has the power and authority, to the extent permitted by our Bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

In making recommendations to the Board of Directors regarding compensation to be paid to our non-employee directors, the Nominating and Corporate Governance Committee considers fees and other compensation paid to directors of comparable public companies, the number of board and committee meetings that our directors are expected to attend, and other factors that may be relevant. In making final decisions regarding non-employee director compensation, the Board of Directors considers the same factors and the recommendation of the Nominating and Corporate Governance Committee.

Meetings. The Nominating and Corporate Governance Committee met seven times during fiscal 2019.

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Director Nominations Process

Pursuant to a Director Nominations Process adopted by the Board of Directors, in selecting nominees for the Board of Directors, the Nominating and Corporate Governance Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board. The Nominating and Corporate Governance Committee believes that NTIC and its stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into NTIC’s affairs that they have accumulated during their tenure with the company. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director if the director wishes to continue his or her service with the Board, the director continues to satisfy the criteria for membership on the Board that the Nominating and Corporate Governance Committee generally views as relevant and considers in deciding whether to re-nominate an incumbent director or nominate a new director, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board, and there are no special, countervailing considerations against re-nomination of the director.

Pursuant to a Director Nominations Process adopted by the Board of Directors, in identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee solicits recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board of Directors and our senior management and advisors to our company. In addition, from time to time, if appropriate, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying and evaluating qualified candidates. Nancy E. Calderon and Sarah E. Kemp, who both joined the Board of Directors in October 2019, were recommended by Barbara D. Colwell, who worked with Ms. Calderon and Ms. Kemp at a female corporate directors organization.

The Nominating and Corporate Governance Committee reviews and evaluates each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board, and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee solicits the views of our management, other Board members, and other individuals it believes may have insight into a candidate. The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by our stockholders. For more information, see the information set forth under “Stockholder Proposals and Director Nominations for the 2021 Annual Meeting of Stockholders ─ Director Nominations for 2021 Annual Meeting.” The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board. The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of our company and the Board of Directors. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include whether the candidate is an “independent director” under the Listing Rules of the Nasdaq Stock Market and meets any other applicable independence tests under the federal securities laws and rules and regulations of the SEC; whether the candidate is “financially literate” and otherwise meets the requirements for serving as a member of an audit committee under the Listing Rules of the Nasdaq Stock Market; whether the candidate is “financially sophisticated” under the Listing Rules of the Nasdaq Stock Market and an “audit committee financial expert” under the federal securities laws and the rules and regulations of the SEC; the needs of our company with respect to the particular talents and experience of its directors; the personal and professional integrity and reputation of the candidate; the candidate’s level of education and business experience; the candidate’s broad-based business acumen; the candidate’s level of understanding of our business and its industry; the candidate’s ability and willingness to devote adequate time to the work of the Board and its committees; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our company; whether the candidate possesses strategic thinking and a willingness to share ideas; the candidate’s diversity of experiences, expertise, background and other attributes; and the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

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While we do not have a formal stand-alone diversity policy in considering whether to recommend any director nominee, including candidates recommended by stockholders, and the Board of Directors has not adopted a formal definition of diversity, the Board’s diversity is a consideration in the director nomination process. As discussed above, the Nominating and Corporate Governance Committee considers the factors described above, including the candidate’s diversity of experiences, expertise, background and other attributes. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, expertise, backgrounds and other attributes. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board of Directors believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

For this year’s election, the Board of Directors has nominated eight individuals; all are incumbent nominees who collectively bring tremendous diversity to the Board. Each nominee is a strategic thinker and has varying, specialized experience in the areas relevant to NTIC and its businesses. Moreover, their collective experience covers a wide range of geographies and industries, and roles in academia, corporate governance and government. The eight director nominees range in age from 52 to 71; two of the eight director nominees are women; three are of Asian descent; one is a citizen of Singapore; one is a citizen of the Republic of Korea and one is a citizen of Germany.

Board Oversight of Risk

The Board of Directors as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board of Directors. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The areas of risk that we focus on include operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety, environmental, economic, political and reputational risks.

The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting, on our processes for the management of business and financial risk, our financial reporting obligations and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The Compensation Committee is responsible for overseeing risks and exposures associated with our executive compensation programs and arrangements and management succession planning. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters, director compensation programs and director succession planning.

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We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors each year in establishing our key corporate business strategies and annual fiscal budget is a key part of the Board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our company for a number of reasons, including: (1) general risk oversight by the full Board of Directors in connection with its role in reviewing our key business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our standing Board committees that are currently comprised of and chaired by our independent directors, and (3) the focus of our Chairman of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Ethics

The Board of Directors has adopted a Code of Ethics, which applies to all of our directors, executive officers, including our Chief Executive Officer and Chief Financial Officer, and other employees, and meets the requirements of the SEC and the Nasdaq Stock Market. A copy of our Code of Ethics is available on the “Investor Relations—Corporate Governance” section of our corporate website www.ntic.com.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Although a regular Board of Directors meeting is generally held on the day of each annual meeting of stockholders, this meeting is typically held by telephone. It is the policy of the Board of Directors that if a regular in-person Board of Directors meeting occurs on the day of the annual meeting of stockholders, directors standing for re-election should attend the annual meeting of stockholders, if their schedules permit. Since a telephonic Board meeting was held on the day of last year’s annual meeting of stockholders, the only directors who attended the meeting were Mr. Nigon and Mr. Lynch.

Complaint Procedures

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by NTIC regarding accounting, internal accounting controls or auditing matters, and the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with our outside legal counsel, who in turn will be responsible for informing the Audit Committee.

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Process Regarding Stockholder Communications with Board of Directors

Stockholders may communicate with the Board or any one particular director by sending correspondence, addressed to NTIC’s Corporate Secretary, Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, MN 55014 with an instruction to forward the communication to the Board or one or more particular directors. NTIC’s Corporate Secretary will promptly forward all such stockholder communications to the Board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

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DIRECTOR COMPENSATION

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Summary of Cash and Other Compensation

The table below provides summary information concerning the compensation of each individual who served as a director of our company during the fiscal year ended August 31, 2019, other than G. Patrick Lynch, our President and Chief Executive Officer, who was not compensated separately for serving on the Board of Directors during fiscal 2019. His compensation during fiscal 2019 for serving as an executive officer of our company is set forth under “Executive Compensation” included elsewhere in this proxy statement. Share and per share data set forth in the footnotes below have been adjusted to reflect our two-for-one stock split effected on June 28, 2019.

DIRECTOR COMPENSATION – FISCAL 2019

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Barbara D. Colwell	$42,500	$50,000	$—	$92,500
Soo-Keong Koh	36,000	50,000	—	86,000
Sunggyu Lee, Ph.D.	34,000	0	—	34,000
Ramani Narayan, Ph.D.	30,000	50,000	144,000	224,000
Richard J. Nigon	65,500	60,000	—	125,500
Konstantin von Falkenhausen	46,500	50,000	—	96,500

____________________

(1)	The amounts in this column do not reflect compensation actually received by the directors nor do they reflect the actual value that will be recognized by the directors. Instead, the amounts reflect the grant date fair value for option grants made by us in fiscal 2019, as calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

On September 1, 2018, each then current director, other than Dr. Lee and Mr. Lynch, received a stock option to purchase 5,546 shares of our common stock at an exercise price of $18.23 per share granted under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan, the material terms of which are described in more detail under “Executive Compensation—Stock Incentive Plan.” These options vested in full on September 1, 2019 and will expire on August 31, 2028 or earlier in the case of a director whose service as a director is terminated prior to such date. In addition, on September 1, 2018, Mr. Nigon received an additional stock option to purchase 1,110 shares of our common stock in consideration for his service as Chairman of the Board. The terms of this stock option are identical to the other director stock options granted on that date. See “—Non-Employee Director Compensation Program—Stock Options.” The grant date fair value associated with these awards and as calculated in accordance with FASB ASC Topic 718 is determined based on our Black-Scholes option pricing model. The grant date fair value per share for the options granted on September 1, 2018 was $9.02 and was determined using the following specific assumptions: risk free interest rate: 2.75%; expected life: 10.0 years; expected volatility: 45.8%; and expected dividend yield: 0%.

(2)	The table below provides information regarding the aggregate number of options to purchase shares of our common stock outstanding at August 31, 2019 and held by each of the directors listed in the Director Compensation Table. Note that because of the grant date, neither the Director Compensation Table nor the table below reflect option grants on September 1, 2019. See “—Non-Employee Director Compensation Program—Stock Options.”

Name	Aggregate Number Of Securities Underlying Options	Exercisable/ Unexercisable	Exercise Price(s)	Expiration Date(s)
Barbara D. Colwell	43,546	38,000/5,546	$6.70 – 18.23	11/18/2023 – 8/31/2028
Soo-Keong Koh	45,546	40,000/5,546	$6.70 – 18.23	08/31/2023 – 8/31/2028
Sunggyu Lee, Ph.D.	8,000	8,000/0	$7.35	8/31/2023
Ramani Narayan, Ph.D.	45,546	40,000/5,546	$6.70 – 18.23	08/31/2023 – 8/31/2028
Richard J. Nigon	66,656	60,000/6,656	$6.70 – 18.23	08/31/2023 – 8/31/2028
Konstantin von Falkenhausen	51,546	46,000/5,546	$5.125 – 18.23	11/15/2022 – 8/31/2028

(3)	We do not provide perquisites or other personal benefits to our directors. The amounts reflected for Dr. Narayan reflects consulting fees paid during the fiscal year ended August 31, 2019 as described in more detail below under “—Consulting Agreement.”

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Non-Employee Director Compensation Program

Overview. Our non-employee directors for purposes of our director compensation program currently consist of Nancy E. Calderon, Barbara D. Colwell, Sarah E. Kemp, Soo-Keong Koh, Sunggyu Lee, Ph.D., Ramani Narayan, Ph.D., Richard J. Nigon and Konstantin von Falkenhausen. Our non-employee directors for fiscal 2019 were Barbara D. Colwell, Soo-Keong Koh, Sunggyu Lee, Ph.D., Ramani Narayan, Ph.D., Richard J. Nigon and Konstantin von Falkenhausen.

We use a combination of cash and long-term equity-based incentive compensation in the form of annual stock option grants to attract and retain qualified candidates to serve on the Board of Directors. In setting non-employee director compensation, we follow the processes and procedures described under “Corporate Governance—Nominating and Corporate Governance Committee—Processes and Procedures for the Determination of Director Compensation.”

Cash Retainers and Meeting Fees. Each of our non-employee directors receives annual cash retainers and meeting fees. The following table sets forth the annual cash retainers paid to our non-employee directors during fiscal 2019:

Description	Annual Cash Retainer
Non-employee Board Member	$25,000
Chairman of the Board	15,000
Audit Committee Chair	5,000
Audit Committee Member (including Chair)	4,500
Compensation Committee Chair	4,000
Compensation Committee (including Chair)	3,000
Nominating and Corporate Governance Committee Chair	2,000
Nominating and Corporate Governance Committee (including Chair)	3,000

Each of our non-employee directors also receives $1,000 for each Board, Board committee and strategy review meeting attended. No director, however, earns more than $1,000 per day in Board, Board committee and strategy review meeting fees.

Stock Options. Pursuant to our non-employee director compensation program, each non-employee director who is expected to stand for re-election at the next annual meeting of stockholders, is automatically granted a ten-year non-qualified option to purchase $50,000 in shares of our common stock on the first day of each fiscal year in consideration for his or her service as a director of NTIC, and the Chairman of the Board is automatically granted an additional ten-year non-qualified option to purchase $10,000 in shares of our common stock on the first day of each fiscal year in consideration for his or her services as Chairman. In addition, each new non-employee director is automatically granted a ten-year non-qualified option to purchase a pro rata portion of $50,000 shares of our common stock calculated by dividing the number of months remaining in the fiscal year at the time of election or appointment by 12 on the date the director is first elected or appointed as a director of NTIC. The number of shares of common stock underlying the options is determined based on the grant date fair value of the options. Each option becomes exercisable in full on the one-year anniversary of the grant date. The exercise price of such options is equal to the fair market value of a share of our common stock on the grant date.

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Each non-employee director of NTIC as of the first day of fiscal 2019, September 1, 2018, received a stock option award pursuant to this program, with the exception of Dr. Sunggyu Lee, who has rejected option grants to directors in connection with his services as a director of NTIC since 2014. More recently, each non-employee director of NTIC as of the first day of fiscal 2020, September 1, 2019, received a stock option award pursuant to this program, with the exception of Dr. Sunggyu Lee and Ms. Colwell since she is not standing for re-election. Ms. Calderon and Ms. Kemp received options to purchase 8,366 shares of our common stock on October 22, 2019 as a result of their initial election to the Board of Directors on such date.

Under the terms of our stock incentive plan, unless otherwise provided in a separate agreement or modified in connection with the termination of a director’s service, if a director’s service with our company terminates for any reason, the unvested portion of options then held by the director will immediately terminate and the director’s right to exercise the then vested portion will:

•	immediately terminate if the director’s service relationship with our company terminated for “cause”;

•	continue for a period of 12 months if the director’s service relationship with our company terminates as a result of the director’s death, disability or retirement; or

•	continue for a period of three months if the director’s service relationship with our company terminates for any reason, other than for cause or upon the director’s death, disability or retirement.

We refer you to note (1) to the Director Compensation Table for a summary of all option grants to our non-employee directors during the fiscal year ended August 31, 2019 and note (2) to the Director Compensation Table for a summary of all options to purchase shares of our common stock held by our non-employee directors as of August 31, 2019.

Reimbursement of Expenses. All of our directors are reimbursed for travel expenses for attending meetings and other miscellaneous out-of-pocket expenses incurred in performing their Board functions.

Consulting Agreement

NTIC, Bioplastic Polymers LLC and Dr. Narayan are parties to a consulting agreement pursuant to which Dr. Narayan provides certain consulting services to us relating to our Natur-Tec® business and bioplastics program. The consulting agreement sets out terms for clear separation between Dr. Narayan’s work at Michigan State University and any related inventions and his work with us and related inventions. In exchange for the consulting services, we pay Dr. Narayan $12,000 per month. The term of the consulting agreement is five years, and unless earlier terminated by the parties, will terminate on January 11, 2022. Either party may terminate the consulting agreement earlier upon 30 days prior written notice. The consulting agreement will terminate automatically upon the death of Dr. Narayan or in the event of his disability that prevents him from performing the consulting services under the agreement. We paid consulting fees to Bioplastic Polymers LLC, which is owned by Ramani Narayan, Ph.D., in the aggregate amount of $144,000 during the fiscal year ended August 31, 2019.

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EXECUTIVE COMPENSATION

________________

Compensation Review

In this Compensation Review, we describe the key principles and approaches we use to determine elements of compensation paid to, awarded to and earned by G. Patrick Lynch, who serves as our President and Chief Executive Officer (referred to as our “CEO”), and Matthew C. Wolsfeld, who serves as our Chief Financial Officer (referred to as our “CFO”). Their compensation is set forth in the Summary Compensation Table found later in this proxy statement. The CEO and CFO are the only two individuals who have been designated by our Board of Directors as “executive officers” of NTIC within the meaning of the federal securities laws. This Compensation Review should be read in conjunction with the accompanying compensation tables, corresponding notes and narrative discussion, as they provide additional information and context to our compensation disclosures. We refer to the CEO and CFO in this proxy statement as our “named executive officers” or “executives.”

When reading this Compensation Review, please note that we are a “smaller reporting company” under the federal securities laws and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. This Compensation Review is intended to supplement the SEC-required disclosure, which is included below this section, and it is not a Compensation Discussion and Analysis.

Executive Summary

One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executives with those of our stockholders and by emphasizing pay for performance in our compensation programs. We believe we accomplish this objective primarily through our annual bonus plan, which compensates executives for achieving annual corporate financial goals and individual goals.

Our fiscal 2019 total net sales increased over 8.4% to $55,750,137 during fiscal 2019 compared to fiscal 2018; however, our net income attributable to NTIC decreased to $5,209,622, or $0.55 per diluted common share, for fiscal 2019 compared to $6,701,366, or $0.72 per diluted common share, as adjusted to reflect our two-for-one stock split effected on June 28, 2019, for fiscal 2018.

Total compensation for our named executive officers for fiscal 2019 increased approximately 1% compared to fiscal 2018, primarily as a result of increased stock option grants, which were made in partial payment for their anticipated bonuses under our annual bonus plan.

Compensation Highlights and Best Practices

Our compensation practices include many best pay practices that support our executive compensation objectives and principles and benefit our stockholders, such as the following:

•	Pay for performance. We tie compensation directly to financial performance. Our annual bonus plan pays out only if a certain minimum adjusted earnings threshold is met, and the payouts are completely dependent upon our actual adjusted earnings.

•	At-risk pay. A significant portion of executives’ compensation is “performance-based” or “at risk.” For fiscal 2019, 49% of total compensation for our named executive officers was performance-based, assuming grant date fair values for equity awards.
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•	Equity-based pay. A significant portion of executives’ compensation is “equity-based” and in the form of stock-based incentive awards. For fiscal 2019, 28% of total compensation for our named executive officers was equity-based, assuming grant date fair values for equity awards.

•	Clawback policy. Our stock incentive plan and related award agreements include a “clawback” mechanism to recoup incentive compensation if it is determined that executives engaged in certain conduct adverse to our interests. In addition, in August 2018, we adopted a clawback policy pursuant to which we may recover certain incentive compensation from current or former executive officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly or the executive engaged in egregious conduct that is substantially detrimental to our company.

•	No tax gross-ups. We do not provide any tax “gross-up” payments in connection with any compensation, benefits or perquisites provided to our executives.

•	Limited perquisites. We provide only limited perquisites to our executives.

•	No hedging or pledging. We prohibit our executives from engaging in hedging transactions, such as short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging our common stock in any significant respect.

Say-on-Pay Vote

At our 2019 Annual Meeting of Stockholders, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our named executive officers, or a “say-on-pay” vote. Of the votes cast by our stockholders, 99% were in favor of our “say-on-pay” proposal. Accordingly, the Compensation Committee generally believes that these results affirmed stockholder support of our approach to executive compensation and did not believe it was necessary to make, and therefore has not made, any changes to our executive pay program solely in response to that vote. Due to the fact that the last advisory vote on the frequency of the say-on-pay vote was conducted at our 2014 Annual Meeting of Stockholders, NTIC is holding an advisory vote on the frequency of the say-on-pay vote at this year’s meeting. The Board of Directors will take into account the preference of NTIC’s stockholders in determining the new frequency. Assuming stockholders agree with the Board of Directors and vote in favor of an annual frequency of say-on-pay votes, the next say-on-pay vote will occur at our 2021 Annual Meeting of Stockholders. Our next vote on the frequency of the say-on-pay vote is expected to occur at our 2026 Annual Meeting of Stockholders.

Executive Compensation Objectives

Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward qualified and talented executives that will enable us to grow our business, achieve our annual, long-term and strategic goals and drive long-term stockholder value.

The following core principles provide a framework for our executive compensation program:

•	Align interests of our executives with stockholder interests;

•	Integrate compensation with our business plans and strategic goals;

•	Link amount of compensation to both company and individual performance; and

•	Provide fair and competitive compensation opportunities that attract and retain executives.

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How We Make Compensation Decisions

There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy. Each of these elements and their roles are described briefly below.

Role of the Compensation Committee. The Compensation Committee, which is comprised solely of independent directors, oversees our executive compensation program. Within its duties, the Compensation Committee recommends compensation for the CEO and CFO. In doing so, the Compensation Committee:

•	Approves and recommends that the Board approve the total executive compensation package for each executive, including his base salary, annual bonus payout and annual stock option awards;

•	Approves and recommends that the Board approve the terms of our annual bonus plan;

•	Approves and recommends that the Board approve annual stock option grants;

•	Evaluates market competitiveness of our executive compensation program; and

•	Evaluates proposed significant changes to all other elements of our executive compensation program.

In setting or recommending executive compensation for our executives, the Compensation Committee considers the following primary factors:

•	each executive’s position within the company and the level of responsibility;

•	the ability of the executive to impact key business initiatives;

•	the executive’s individual experience and qualifications;

•	company performance, as compared to specific pre-established objectives;

•	individual performance, generally and as compared to specific pre-established objectives;

•	the executive’s current and historical compensation levels;

•	advancement potential and succession planning considerations;

•	an assessment of the risk that the executive would leave NTIC and the harm to our business initiatives if the executive left;

•	the retention value of executive equity holdings, including outstanding stock options;

•	the dilutive effect on the interests of our stockholders of long-term equity-based incentive awards; and

•	anticipated share-based compensation expense as determined under applicable accounting rules.

The Compensation Committee also considers the recommendations of the CEO with respect to executive compensation to be paid to other executives and employees. The significance of any individual factor described above in setting executive compensation will vary from year to year and may vary among our executives. In making its final decision regarding the form and amount of compensation to be paid to our named executive officers (other than the CEO), the Compensation Committee considers and gives great weight to the recommendations of the CEO recognizing that due to his reporting and otherwise close relationship with each executive and employee, the CEO often is in a better position than the Compensation Committee to evaluate the performance of each executive (other than himself). In making its final decision regarding the form and amount of compensation to be paid to the CEO, the Compensation Committee considers the results of the CEO’s self-review and his individual annual performance review by the Compensation Committee and the recommendations of our non-employee directors. The CEO’s compensation is approved by the Board of Directors (with the CEO abstaining), upon recommendation of the Compensation Committee.

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Role of Management. Management’s role is to provide current compensation information to the Compensation Committee and provide analysis and recommendations on executive compensation to the Compensation Committee based on the executive’s level of professional experience; the executive’s duties and responsibilities; individual performance; tenure; and historic corporate performance. None of our executives, including the CEO, provides input or recommendations with respect to his own compensation.

Use of Market Data. Since there are no public companies of which NTIC is aware that are substantially similar to NTIC, in terms of its business, industry and corporate profile, the Compensation Committee has not used market data to review and evaluate executive compensation in any material respect. However, the Compensation Committee has recently used a group of peer companies with a market capitalization similar to NTIC and either in a similar industry or located in Minnesota.

Elements of Our Executive Compensation Program

Our executive compensation program for the fiscal year ended August 31, 2019 consisted of the following key elements:

•	Base salary;

•	Annual incentive compensation;

•	Long-term equity-based incentive compensation, in the form of stock options; and

•	All other compensation, including health and welfare benefits, retirement plans and perquisites.

The table below provides some of the key characteristics of and purpose for each element along with some key actions taken during fiscal 2019.

Element	Key Characteristics	Purpose	Key Fiscal 2019 Actions
Base Salary	A fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.	Provide a source of fixed income that is competitive and reflects scope and responsibility of the position held.	Our named executive officers received 10% increases to their fiscal 2018 annual base salaries.
Annual Incentive	A variable, short-term element of compensation that is typically payable in cash and is based on Adjusted EBITOI and individual performance goals.	Motivate and reward our executives for achievement of annual business results intended to drive overall company performance.

Messrs. Lynch and Wolsfeld received bonuses in the amount of $182,342 and $134,775, respectively, in each case representing 43% of their annual base salary. A portion of the annual incentive earned for fiscal 2019 was paid in the form of a stock option grant made at the beginning of fiscal 2019.

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Element	Key Characteristics	Purpose	Key Fiscal 2019 Actions
Long-Term Equity-Based Incentive	A variable, long-term element of compensation that is provided in the form of stock options. Stock options are time-based and vest on the one-year anniversary of the grant date.	Align the interests of our executives with the long-term interests of our stockholders; promote stock ownership and create significant incentives for executive retention.

Stock options vest on the one-year anniversary of the grant date instead of over three years. A portion of the fiscal 2019 stock option grant was intended as partial payout of the fiscal 2019 annual bonus program.

Health and Welfare Benefits	Includes health, dental and life insurance.	Provide competitive health and welfare benefits at a reasonable cost and promote employee health.	No significant changes were made.
Retirement Plans

Includes a 401(k) plan.

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. We also do not provide any nonqualified defined contribution or other deferred compensation plans.

		Provide an opportunity for employees to save and prepare financially for retirement.	No significant changes were made.
Perquisites	Includes use of a company-owned automobile. We do not provide any other perquisites to our executives.	Assist in the attraction and retention of executives.	No significant changes were made.

We describe each key element of our executive compensation program in more detail in the following pages, along with the compensation decisions made in fiscal 2019.

Base Salary. We provide a base salary for our named executive officers, which, unlike some of the other elements of our executive compensation program, is not subject to company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year.

We initially fix base salaries for our executives at a level that we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. The Compensation Committee reviews base salaries for our named executive officers each year typically in August and generally recommends to the Board of Directors any increases for the following fiscal year in August. Any increases in base salaries are effective as of September 1.

The Compensation Committee’s recommendations to the Board of Directors regarding the base salaries of our named executive officers are based on a number of factors, including:  the executive’s level of responsibility, prior experience and base salary for the prior year, the skills and experiences required by the position, length of service with our company, past individual performance, cost of living increases and other considerations the Compensation Committee deems relevant. The Compensation Committee also recognizes that in addition to the typical responsibilities and duties held by our executives, by virtue of their positions, our executives, due to the small number of our executives and employees, often possess additional responsibilities and perform additional duties that would be typically delegated to others in most organizations with additional personnel and resources.

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Annualized base salary rates for fiscal 2018 and fiscal 2019 for our named executive officers were as follows:

Name	Fiscal 2018	Fiscal 2019	% Change From Fiscal 2018
G. Patrick Lynch	$389,962	$428,958	10.0%
Matthew C. Wolsfeld	288,232	317,056	10.0%

An increase of 10% was determined appropriate in light of the increased responsibilities taken on by our executives and performance during fiscal 2018. The Board of Directors, upon recommendation of the Compensation Committee, recently set base salaries for fiscal 2020. Mr. Lynch’s base salary for fiscal 2020 is $435,392, and Mr. Wolsfeld’s base salary for fiscal 2020 is $321,811, representing base salary increases of 1.5% over their respective base salaries for fiscal 2019.

Annual Incentive Compensation. In addition to base compensation, we provide our named executive officers the opportunity to earn annual incentive compensation based on the achievement of certain company and individual related performance goals. Our annual bonus program directly aligns the interests of our executive officers and stockholders by providing an incentive for the achievement of key corporate and individual performance measures that are critical to the success of our company and linking a significant portion of each executive’s annual compensation to the achievement of such measures.

Under the annual bonus plan for fiscal 2019, the total amount available under the bonus plan for all plan participants, including executives, as in past years, was a percent of NTIC’s earnings before interest, taxes and other income, as adjusted to take into account amounts to be paid under the bonus plan and certain other adjustments (referred to as “Adjusted EBITOI”). For fiscal 2019, the other adjustments included amounts paid under NTIC’s sales and management bonus plan and profit sharing plan. For each named executive officer participant, 75% of the amount of their individual bonus payout was determined based upon their individual allocation percentage of the total amount available under the bonus plan, and 25% of their individual payout was determined based upon their achievement of certain pre-established but more qualitative individual performance objectives.

A plan participant’s individual allocation percentage of the total amount available under the bonus plan was based on the number of plan participants, the individual’s annual base salary and the individual’s position and level of responsibility within the company. Mr. Lynch’s individual allocation percentage for fiscal 2019 was 23% and Mr. Wolsfeld’s individual allocation percentage for fiscal 2019 was 17%.

Mr. Lynch’s individual performance objectives for fiscal 2019 related primarily to NTIC’s operations in China and other subsidiaries, management of pending litigation, improvement and maintenance of key joint venture relationships, improvement and maintenance of investors relations and retention and improvement of key personnel. Mr. Wolsfeld’s individual performance objectives for fiscal 2019 related primarily to implementation of cost control measures, comparative analysis of NTIC’s joint ventures, financial oversight of NTIC’s subsidiary in China, management of NTIC’s Human Resources department and improvement and maintenance of institutional investor relations. In the case of both Mr. Lynch and Mr. Wolsfeld, the Compensation Committee determined each executive achieved his individual performance objectives at a 66.2% achievement level.

Mr. Lynch received a total cash bonus of $182,342 for fiscal 2019 and Mr. Wolsfeld received a total bonus of $134,775 for fiscal 2019. Additionally, a portion of the annual bonus earned was paid in the form of a stock option grant on September 1, 2018.

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The structure and material terms of our annual bonus plan for fiscal 2020 are similar to the annual bonus plan for fiscal 2019. As in past years, the payment of bonuses under the plan for fiscal 2020 will be discretionary and may be paid to participants in cash and/or shares of NTIC common stock.

Long-Term Equity-Based Incentive Compensation. The long-term equity-based incentive compensation component of our executive compensation program consists of annual option grants to our executives and certain other employees. The stock options are typically granted on the first business day of each fiscal year. Share and per share data set forth below have been adjusted to reflect our two-for-one stock split that was effective June 28, 2019.

Accordingly, on September 1, 2018, NTIC granted Mr. Lynch an option to purchase 27,596 shares of common stock and Mr. Wolsfeld an option to purchase 20,396 shares of common stock. These options vested in full on the first anniversary of the grant date. More recently, on September 1, 2019, NTIC granted Mr. Lynch an option to purchase 58,651 shares of common stock and Mr. Wolsfeld an option to purchase 43,351 shares of common stock. These options will vest on the first anniversary of the grant date. In determining the number of stock options to grant to our executives and other employees, the Board of Directors, upon recommendation of the Compensation Committee, considered the anticipated amount to be earned under the annual bonus plan and a portion of which it preferred to pay out in the form of a stock option grant and the total amount of stock-based compensation expense budgeted for such options and divided that amount by the grant date fair value per share to obtain a total option pool. Of the total option pool, the number of options to be granted to each executive and employee receiving options was then determined based on the individual’s base salary as a percentage of the total aggregate base salaries of all executive and employees receiving option grants.

The Compensation Committee’s primary objectives with respect to long-term equity-based incentive compensation are to align the interests of our executives with the long-term interests of our stockholders, promote stock ownership and create significant incentives for executive retention. Long-term equity-based incentives are intended to comprise a significant portion of each executive’s compensation package, consistent with our executive compensation objective to align the interests of our executives with the interests of our stockholders. For fiscal 2019, equity-based compensation comprised 28% of the total compensation for Mr. Lynch and Mr. Wolsfeld, assuming grant date fair value for equity awards. All equity-based compensation granted to our executives and other employees is granted under our then current stockholder-approved stock incentive plan.

The Compensation Committee uses stock options as opposed to other equity-based incentive awards since the Compensation Committee believes that options effectively incentivize executives to maximize company performance, as the value of awards is directly tied to an appreciation in the value of our common stock. Stock options also provide an effective retention mechanism because of vesting provisions. An important objective of our long-term equity-based incentive program is to strengthen the relationship between the long-term value of our common stock and the potential financial gain for our executives. Stock options provide recipients with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. The vesting of our stock options is time-based – upon the one-year anniversary of the date of grant. Our policy is to grant options only with an exercise price equal to or more than the fair market value of our common stock on the grant date. Under the terms of our incentive plan, fair market value is defined as the mean between the reported high and low sale prices of our common stock as of the grant date at the end of the regular trading session, as reported on the Nasdaq Global Market. Because stock options become valuable only if the share price increases above the exercise price and the option holder remains employed during the period required for the option to vest, they provide an incentive for an executive to remain employed. In addition, stock options link a portion of an employee’s compensation to the interests of our stockholders by providing an incentive to achieve corporate goals and increase the market price of our common stock over the vesting period.

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Although we do not have any stock retention or ownership guidelines, the Board of Directors encourages our executives to have a financial stake in our company in order to align the interests of our executives with the interests of our stockholders. Through the grant of stock options, we seek to align the long-term interests of our executives with the long-term interests of our stockholders by creating a strong and direct link between compensation and long-term stockholder return. When our executives deliver returns to our stockholders, in the form of increases in our stock price or otherwise, stock options permit an increase in their compensation. We also believe that stock options enable our executives to achieve a meaningful equity ownership in our company and enable us to attract, retain and motivate our executives by maintaining competitive levels of total compensation. As described in more detail below, under the terms of our insider trading policy, our executives are prohibited from engaging in any hedging or significant pledging of their shares of our common stock.

All Other Compensation. It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. The only significant perquisite that we provide to our executives is the personal use of a company-owned vehicle. Our executives also receive benefits, which are also received by our other employees, including participation in the Northern Technologies International Corporation 401(k) Plan and health, dental and life insurance benefits. Under the 401(k) plan, all eligible participants, including our executives, may voluntarily request that we reduce his or her pre-tax compensation by up to 10% (subject to certain special limitations) and contribute such amounts to a trust. We typically contribute an amount equal to 50% of the first 7% of the amount that each participant contributed under this plan. We do not provide pension arrangements or post-retirement health coverage for our executives or employees. We also do not provide any nonqualified defined contribution or other deferred compensation plans.

Change in Control and Post-Termination Severance Arrangements

Change in Control Arrangements. To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in our stock incentive plans and written employment agreements with our executives. These arrangements are designed to incentivize our executives to remain with NTIC in the event of a change in control or potential change in control.

Under the terms of our stock incentive plans and the individual award documents provided to recipients of awards under those plans, all stock options become immediately vested and exercisable upon the completion of a change in control of NTIC. For more information, see “—Potential Payments Upon Termination or Change in Control—Change in Control Arrangements.” Thus, the immediate vesting of stock options is triggered by the change in control, itself, and thus is known as a “single trigger” change in control arrangement. We believe these “single trigger” equity acceleration change in control arrangements provide important retention incentives during what can often be an uncertain time for executives. They also provide executives with additional monetary motivation to focus on and complete a transaction that the Board of Directors believes is in the best interests of our stockholders rather than to seek new employment opportunities. If an executive were to leave before the completion of the change in control, non-vested options held by the executive would terminate.

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In addition, we have entered into employment agreements with our named executive officers to provide certain payments and benefits in the event of a change in control, which are payable only in the event their employment is terminated in connection with the change in control (“double-trigger” provisions). These change in control protections provide consideration to executives for certain restrictive covenants that apply following termination of employment and provide continuity of management in connection with a threatened or actual change in control transaction. If an executive’s employment is terminated without “cause” or by the executive for “good reason” (as defined in the employment agreements) within 24 months following a change in control, the executive will be entitled to receive a lump sum payment equal to two times, in the case of the CEO, and one and one-half times, in the case of the CFO, his average total annual compensation for the two most recently completed fiscal years, plus a pro rata portion of the target bonus that the executive otherwise would have been eligible to receive under our bonus plan for the fiscal year during which the executive’s employment is terminated, with such pro rata portion based on the number of completed months during the fiscal year that the executive was employed with our company. These arrangements, and a quantification of the payment and benefits provided under these arrangements, are described in more detail under “—Potential Payments Upon Termination or Change in Control—Change in Control Arrangements.” Other than the immediate acceleration of equity-based awards, which we believe aligns our executives’ interests with those of our stockholders by allowing executives to participate fully in the benefits of a change in control as to all of their equity, in order for a named executive officer to receive any other payments or benefits as a result of a change in control of NTIC, there must be a termination of the executive’s employment, either by us without cause or by the executive for good reason. The termination of the executive’s employment by the executive without good reason will not give rise to additional payments or benefits either in a change in control situation or otherwise. Thus, these additional payments and benefits will not just be triggered by a change in control, but also will require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements. As opposed to the immediate acceleration of stock options, we believe that other change in control payments and benefits should properly be tied to termination following a change in control, given the intent that these amounts provide economic security to ease the executive’s transition into new employment.

We believe these change in control arrangements are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller company where there is a meaningful risk that the company may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of NTIC, might consider seeking employment alternatives to be less risky than remaining with NTIC through the transaction. We believe that relative to our company’s overall value, our potential change in control benefits are relatively small. We also believe that the form and amount of these change in control benefits are fair and reasonable to both our company and our executives. The Compensation Committee reviews our change of control arrangements periodically to ensure that they remain necessary and appropriate.

Other Severance Arrangements. Each of our named executive officers is entitled to receive severance benefits upon certain other qualifying terminations of employment, other than a change in control, pursuant to the provisions of such executive’s employment agreement. These severance arrangements are primarily intended to retain our executives and provide consideration to those executives for certain restrictive covenants that apply following termination of employment. Additionally, we entered into the employment agreements because they provide us valuable protection by subjecting the executives to restrictive covenants that prohibit the disclosure of confidential information during and following their employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following their termination of employment. For more information on our employment agreements and severance arrangements with our named executive officers, see the discussions below under “—Summary Compensation—Employment Agreements” and “—Potential Payments Upon a Termination or Change in Control.”

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We believe that the form and amount of these severance benefits are fair and reasonable to both our company and our executives. The Compensation Committee reviews our severance arrangements periodically to ensure that they remain necessary and appropriate.

Hedging and Pledging Policies

Our insider trading policy prohibits NTIC directors, officers, employees, consultants and their immediate family members, other household members and controlled entities from engaging in hedging or monetization transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of NTIC securities, including, without limitation, prepaid variable forward contracts, equity swaps, collars and exchange funds. In addition, our insider trading policy limits the ability of the individuals listed above to pledge NTIC securities. NTIC securities may only be pledged in an insignificant manner if the individual has a compelling reason for the pledge and is able to demonstrate the financial capacity to repay the loan without resort to the pledged securities. The proposed transaction must be submitted at least two weeks prior to its proposed execution in order for the Chief Financial Officer to review and approve the transaction.

Clawback Policy

In August 2018, we adopted a clawback policy pursuant to which we may recover certain incentive compensation from current or former executive officers in the event a financial metric used to determine the vesting or payment of incentive compensation to an executive was calculated incorrectly or the executive engaged in egregious conduct that is substantially detrimental to our company.

Summary of Cash and Other Compensation

The table below provides summary information concerning all compensation awarded to, earned by or paid to named executive officers. G. Patrick Lynch, our President and Chief Executive Officer, serves as our principal executive officer, and Matthew C. Wolsfeld, our Chief Financial Officer and Corporate Secretary, serves as our principal financial officer. Mr. Lynch and Mr. Wolsfeld are the only two individuals who have been designated by our Board of Directors as “executive officers” of our company.

SUMMARY COMPENSATION TABLE – FISCAL 2019

	Fiscal		Option	Non-Equity Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(1)	Compensation(2)	Compensation(3)	Total
G. Patrick Lynch	2019	$428,958	$248,776	$182,342	$13,102	$873,178
President and Chief Executive Officer	2018	389,962	45,353	413,590	13,102	862,007

Matthew C. Wolsfeld	2019	317,056	183,878	134,775	12,875	648,584
Chief Financial Officer and Corporate Secretary	2018	288,233	33,519	305,697	12,875	640,324

____________________

(1)	On September 1, 2018, each of the named executive officers was granted a stock option under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan. We refer you to the information under the heading “Compensation Review—Elements of Our Executive Compensation Program—Long-Term Equity-Based Incentive Compensation” for a discussion of the option grants and their terms. The amounts reflected in the column entitled “Option Awards” for each officer represent the aggregate grant date fair value for the option awards, as computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on a Black-Scholes option pricing model. The grant date fair value per share for the options granted on September 1, 2018 was $9.02 (as adjusted for the two-for-one stock split effected on June 28, 2019) and was determined using the following specific assumptions: risk free interest rate: 2.75%; expected life: 10.0 years; expected volatility: 45.8%; and expected dividend yield: 0%.
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(2)	The amounts reflected in the column entitled “Non-Equity Incentive Plan Compensation” reflect the cash amount of bonus earned by each of the officers in consideration for their fiscal 2019 and 2018 performance, respectively, but paid to such officers during fiscal 2020 and 2019, respectively. We refer you to the information under “Compensation Review—Elements of Our Executive Compensation Program—Annual Incentive Compensation” for a discussion of the factors taken into consideration by the Board of Directors, upon recommendation of the Compensation Committee, in determining the amount of bonus paid to each named executive officer.

(3)	The amounts shown in the column entitled “All Other Compensation” for fiscal 2019 include the following with respect to each named executive officer:

Name	401(k) Match	Personal Use of Auto
G. Patrick Lynch	$8,750	$4,352
Matthew C. Wolsfeld	8,750	4,125

Outstanding Equity Awards at Fiscal Year End

The table set forth below provides information regarding stock options for each of our named executive officers that remained outstanding at August 31, 2019. Note that because of the grant date, the table set forth below does not reflect option grants on September 1, 2019. We did not have any equity incentive plan awards or stock awards outstanding at August 31, 2019. Share and per share data have been adjusted to reflect our two-for-one stock split that was effective June 28, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—FISCAL 2019

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
G. Patrick Lynch	6,724	0		$5.125	11/15/2022
	13,450	0		5.125	11/15/2022
	16,650	0		5.125	11/15/2022
	11,610	0		7.35	08/31/2023
	10,488	0		10.05	08/31/2024
	14,574	0		7.43	08/31/2025
	10,714	5,358	(2)	6.70	08/31/2026
	3,901	7,803	(3)	9.18	08/31/2027
	0	27,596	(4)	18.23	08/31/2028

Matthew C. Wolsfeld	4,970	0		5.125	11/15/2022
	9,942	0		5.125	11/15/2022
	12,306	0		5.125	11/15/2022
	8,582	0		7.35	08/31/2023
	7,752	0		10.05	08/31/2024
	10,772	0		7.43	08/31/2025
	7,920	3,960	(2)	6.70	08/31/2026
	2,883	5,767	(3)	9.18	08/31/2027
	0	20,396	(4)	18.23	08/31/2028

____________________

(1)	All options described in this table were granted under the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan. Under the plan, upon the occurrence of a change in control, the unvested and unexercisable options will be accelerated and become fully vested and immediately exercisable as of the date of the change in control. For more information, we refer you to the discussion below under “—Stock Incentive Plan.”
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(2)	These options vested over a three-year period, with one-third of the underlying shares vesting on each of September 1, 2017, 2018 and 2019 so long as the individual remains an employee of NTIC as of such date.

(3)	These options vest over a three-year period, with one-third of the underlying shares vesting on each of September 1, 2018, 2019 and 2020 so long as the individual remains an employee of NTIC as of such date.

(4)	These options vested on September 1, 2019, the one-year anniversary of the grant date.

Stock Incentive Plan

We have two stock incentive plans under which stock options are currently outstanding – the Northern Technologies International Corporation Amended and Restated 2007 Stock Incentive Plan and the Northern Technologies International Corporation 2019 Stock Incentive Plan. However, future stock incentive awards may only be granted under the Northern Technologies International Corporation 2019 Stock Incentive Plan. Under the terms of the 2019 plan, our named executive officers, in addition to other employees and individuals, are eligible to receive stock-based compensation awards, such as stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, and other stock-based awards. To date, only incentive and non-statutory stock options have been granted under the plan. The plan contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual limits for non-employee directors and other grant limits.

Incentive stock options must be granted with a per share exercise price equal to at least the fair market value of a share of our common stock on the date of grant. For purposes of the plan, the fair market value of our common stock is the mean between the reported high and low sale price of our common stock, as reported by the Nasdaq Global Market. We generally set the per share exercise price of all stock options granted under the plan at an amount equal to the fair market value of a share of our common stock on the date of grant.

Except in connection with certain specified changes in our corporate structure or shares, the Board of Directors or Compensation Committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option or stock appreciation right by amending or modifying the terms of the underwater option or stock appreciation right to lower the exercise price, cancelling the underwater option or stock appreciation right in exchange for cash, replacement options or stock appreciation rights having a lower exercise price, or other incentive awards, or repurchasing the underwater options or stock appreciation rights and granting new incentive awards under the plan. For purposes of the plan, an option or stock appreciation right is deemed to be “underwater” at any time when the fair market value of our common stock is less than the exercise price.

We generally provide for the vesting of stock options in equal annual installments over a three-year period commencing on the one-year anniversary of the date of grant for employees and in full on the one-year anniversary of the date of grant for directors. We generally provide for option terms of ten years.

Optionees may pay the exercise price of stock options in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by (1) using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of our common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to us and directs us to deliver stock certificates to be issued upon such exercise directly to such broker or dealer; or (2) using a cashless exercise procedure pursuant to which the optionee surrenders to us shares of our common stock either underlying the option or that are otherwise held by the optionee.

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Under the terms of the plan, unless otherwise provided in a separate agreement or amended in connection with an optionee’s termination of employment, if a named executive officer’s employment or service with our company terminates for any reason, the unvested portion of the options held by such officer will immediately terminate, and the executive’s right to exercise the then vested portion of the options will:

•	immediately terminate if the executive’s employment or service relationship with our company terminates for “cause”;
•	continue for a period of 12 months if the executive’s employment or service relationship with our company terminates as a result of the executive’s death, disability or retirement; or
•	continue for a period of three months if the executive’s employment or service relationship with our company terminates for any reason, other than for cause or upon death, disability or retirement.

As set forth in the plan, the term “cause” is as defined in any employment or other agreement or policy applicable to the named executive officer or, if no such agreement or policy exists, means (i) dishonesty, fraud, misrepresentation, embezzlement or other act of dishonesty with respect to us or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with us or any subsidiary.

Under the terms of the plan, if a participant is determined by the committee to have taken any action that would constitute “cause” or an “adverse action” during or within one year after the termination of the participant’s employment or other service with our company, all rights of the participant under the plan and any incentive award agreements then held by the participant will terminate and be forfeited without notice of any kind, and the committee may rescind the exercise, vesting or issuance of, or payment in respect of, any incentive awards of the participant that were exercised, vested or issued, or as to which such payment was made, and require the participant to pay any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment. Additionally, as applicable, we may defer the exercise of any option or stock appreciation right for a period of up to six months after receipt of a participant’s written notice of exercise or the issuance of share certificates upon the vesting of any incentive award for a period of up to six months after the date of such vesting in order for the committee to make any determination as to the existence of cause or an adverse action. An “adverse action” includes any of the following actions or conduct that the committee determines to be injurious, detrimental, prejudicial or adverse to our interests: (i) disclosing any confidential information of our company or any subsidiary to any person not authorized to receive it; (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the committee competes with our business or the business of any of our subsidiaries; or (iii) interfering with our relationships or the relationships of our subsidiaries and our and their respective employees, independent contractors, customers, prospective customers and vendors.

As described in more detail under “—Post-Termination Severance and Change in Control Arrangements” if there is a change in control of our company, then, under the terms of agreements evidencing options granted to our named executive officers and other employees under the plan, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the executive to whom such options have been granted remains in the employ or service of us or any of our subsidiaries.

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Post-Termination Severance and Change in Control Arrangements

We have entered into employment agreements with G. Patrick Lynch, NTIC’s President and Chief Executive Officer, and Matthew C. Wolsfeld, NTIC’s Chief Financial Officer and Corporate Secretary. Although each executive’s employment with our company remains “at will,” the employment agreements provide each executive with certain severance benefits in the event the executive’s employment is terminated by us without “cause” or by the executive for “good reason” and the executive executes and does not revoke a separation agreement and a release of all claims.

If an executive’s employment is terminated by us without “cause” or by the executive for “good reason,” in addition to any accrued but unpaid salary and benefits through the date of termination, the executive will be entitled to a severance cash payment from us in an amount equal to two times (one and one-half times, in the case of Mr. Wolsfeld) the executive’s average total annual compensation for the two most recently completed fiscal years, plus a pro rata portion of the target bonus that the executive otherwise would have been eligible to receive under our bonus plan for the fiscal year during which the executive’s employment is terminated, with such pro rata portion based on the number of complete months during the fiscal year that the executive was employed with our company. The severance payment will be paid in several installments in the form of salary continuation in accordance with our normal payroll practices over a 24-month period (18-month period, in the case of Mr. Wolsfeld). If, however, the termination event occurs within 24 months after a change in control of our company, the severance payment will be paid in one lump sum. If the executive is eligible for and timely elects continued coverage under our group medical plan, group dental plan and/or group vision plan pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (referred to as “COBRA”), for each of the first 18 months of the COBRA continuation period, we also will reimburse the executive in an amount equal to the difference between the amount the executive pays for such COBRA continuation coverage each month and the amount paid by a full-time active employee each month for the same level of coverage elected by the executive. In addition, all outstanding and unvested options to purchase shares of our common stock and other stock incentive awards granted to the executive under our stock incentive plan will become immediately vested and exercisable.

Under the employment agreements, “cause” is defined as (i) the executive’s material breach of any of the executive’s obligations under the employment agreement or the executive’s willful and continued failure or refusal to perform his duties, responsibilities and obligations as an executive officer of our company, for reasons other than the executive’s disability, to the satisfaction of the Board of Directors; (ii) the executive’s commission of an act of dishonesty, fraud, embezzlement, misappropriation, or intentional and deliberate injury or material breach of fiduciary duty, or material breach of the duty of loyalty related to or against us or our business, or any unlawful or criminal activity of a serious nature involving any felony, or conviction by a court of competent jurisdiction of, or pleading guilty or nolo contendere to, any felony or any crime involving moral turpitude; or (iii) the existence of any court order or settlement agreement prohibiting the executive’s continued employment with our company. “Good reason” is defined as (i) a material diminution in the executive’s authority, duties or responsibilities; (ii) a material diminution in the executive’s annual base salary; (iii) a material change in the geographic location at which we require the executive to provide services, except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any action or inaction that constitutes a material breach by us of the employment agreement. “Change in control” has the meaning assigned to such term in our stock incentive plan as in effect from time to time to the extent such change in control is a “change of control event” as defined under Code Section 409A and applicable Internal Revenue Service regulations. Under the terms of our stock incentive plan, a “change in control” means:

•	the sale, lease, exchange or other transfer of all or substantially all of our assets to a corporation that is not controlled by us;
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•	the approval by our stockholders of any plan or proposal for our liquidation or dissolution;
•	certain merger or business combination transactions;
•	more than 40% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and
•	certain changes in the composition of our Board of Directors.

If a change in control of our company had occurred on August 31, 2019, the number of options indicated in the table below held by each of our named executive officers would have been automatically accelerated and exercisable. The estimated value of the automatic acceleration of the vesting of unvested stock options held by a named executive officer as of August 31, 2019 is also indicated in the table below and is based on the difference between: (i) the market price of the shares of our common stock underlying the unvested stock options held by such officer as of August 31, 2019 (based on the closing sale price of our common stock on the last trading day of fiscal 2019, August 30, 2019 — $10.95), and (ii) the exercise price of the options. Share and per share data in the below tables and the footnotes thereto have been adjusted to reflect our two-for-one stock split that was effective June 28, 2019.

Executive Officer	Number of Unvested Options Subject to Automatic Acceleration	Estimated Value of Automatic Acceleration of Vesting
G. Patrick Lynch	40,755	$36,577
Matthew C. Wolsfeld	30,123	27,036

If the employment of our named executive officers was terminated as of August 31, 2019, they would have been entitled to the following compensation and benefits, depending upon the applicable triggering event:

		Triggering Event
Executive Officer	Type of Payment	Voluntary/ For Cause Termination	Involuntary Termination without Cause	Qualifying Change in Control Termination	Death	Disability
G. Patrick Lynch	Cash severance(1)	$0	$1,539,837	$1,539,837	$0	$0
	Benefits continuation(2)	0	29,940	29,940	0	0
	Equity acceleration(3)	0	36,577	36,577	0	0
	Total:	$0	$1,606,354	$1,606,354	$0	$0

Matthew C. Wolsfeld	Cash severance(1)	$0	$875,235	$875,235	$0	$0
	Benefits continuation(2)	0	29,940	29,940	0	0
	Equity acceleration(3)	0	27,036	27,036	0	0
	Total:	$0	$932,211	$932,211	$0	$0

____________________

(1)	Includes the value of two times (one and one-half times, in the case of Mr. Wolsfeld) the executive’s average total annual compensation for the two most recently completed fiscal years plus a pro rata portion of the target bonus that the executive otherwise would have been eligible to receive under our bonus plan for the fiscal year during which the executive’s employment is terminated, which in this case, in light of the assumed termination date of August 31, 2019, the last day of the fiscal year, represents the value of the full target bonus for the entire year.

(2)	Includes the value of medical, dental and vision benefit continuation for each executive and their family for 18 months following the executive’s termination.

(3)	Includes the value of acceleration of all unvested shares that are subject to options, based on a closing sale price of $10.95 per share as of the last trading day of fiscal 2019, August 30, 2019. Adjusted to exclude underwater options.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. Except as otherwise disclosed in this proxy statement, no member of the Compensation Committee has had any relationship with NTIC requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served as a director, or member of the compensation committee (or other committee serving an equivalent function), of an organization that has an executive officer also serving as a member of our Board of Directors or Compensation Committee.

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RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

________________

Introduction

Below under “—Description of Related Party Transactions” is a description of transactions that have occurred during the past fiscal year, or any currently proposed transactions, to which we were or are a participant and in which:

•	the amounts involved exceeded or will exceed the lesser of: $120,000 or one percent (1%) of the average of our total assets at year end for the last two completed fiscal years; and

•	a related person (including any director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family) had or will have a direct or indirect material interest.

These transactions are referred to as “related party transactions.”

Procedures Regarding Approval of Related Party Transactions

As provided in our Corporate Governance Guidelines, the Audit Committee will review, approve or ratify reportable related party transactions by use of the following procedures:

•	NTIC’s Chief Financial Officer, with the assistance of NTIC’s legal counsel, will evaluate the disclosures provided in the director and officer questionnaires and from data obtained from NTIC’s records for potential related person transactions.

•	Management will periodically, but no less than annually, report to the Audit Committee on all related person transactions that occurred since the beginning of the prior fiscal year or that it believes will occur in the next year. Such report should include information as to (i) the related person’s relationship to NTIC and interest in the transaction; (ii) the material facts of the transaction; (iii) the benefits to NTIC of the transaction; and (iv) an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related party had any direct or indirect personal interest in, or received any personal benefit from, such transaction.

•	Taking into account the factors listed above, and such other factors and information as the Audit Committee may deem appropriate, the Audit Committee will determine whether or not to approve or ratify (as the case may be) each related party transaction so identified.

•	Transactions in the ordinary course of business, between NTIC and an unaffiliated corporation of which a non-employee director of NTIC serves as an officer, that meet the below criteria are deemed conclusively pre-approved:

o	at arm’s length;

o	at prices and on terms customarily available to unrelated third party vendors or customers generally;
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o	in which the non-employee director had no direct or indirect personal interest, nor received any personal benefit; and

o	in amounts that are not material to NTIC’s business or the business of such unaffiliated corporation.

Description of Related Party Transactions

Please see “Director Compensation” and “Executive Compensation” for information regarding a consulting agreement we have with one of our current directors and the other compensation arrangements with our directors and executive officers.

G. Patrick Lynch is the President and Chief Executive Officer of NTIC. Inter Alia Holding Company owns 13.2% of the total voting power of NTIC. According to a Schedule 13D/A filed with the SEC on October 22, 2019, Inter Alia Holding Company is an entity of which Mr. Lynch is a 47% stockholder. Mr. Lynch shares equal voting and dispositive power over such shares with three other members of his family. Inter Alia Holding Company’s address is 23205 Mercantile Road, Beachwood, Ohio 44122.

We have entered into agreements with all of our directors and executive officers under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors or executive officers. We will be obligated to pay these amounts only if the director or executive officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director or executive officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

NTIC has not identified any arrangements or agreements relating to compensation provided by a third party to NTIC’s directors or director nominees in connection with their candidacy or board service as required to be disclosed pursuant to Nasdaq Rule 5250(b)(3).

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR
2021 ANNUAL MEETING OF STOCKHOLDERS

________________

Stockholder Proposals for 2021 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials relating to the 2021 Annual Meeting of Stockholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on August 5, 2020, unless the date of the meeting is delayed by more than 30 calendar days. The proposals must satisfy the requirements of the proxy rules promulgated by the SEC and as the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any other stockholder proposals to be presented at the 2021 Annual Meeting of Stockholders (other than a matter brought pursuant to SEC Rule 14a-8) must be given in writing to our Corporate Secretary and must be delivered to or mailed to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the 2020 Annual Meeting of Stockholders; provided, however, that in the event that the 2021 Annual Meeting of Stockholders is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. The proposal must contain specific information required by our Amended and Restated Bylaws, a copy of which may be obtained by writing to our Corporate Secretary. If a proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the Chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations for 2021 Annual Meeting

In accordance with procedures set forth in our Bylaws, NTIC stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed to and received at NTIC’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs. The notice must set forth, among other things:

•	the nominee’s name, age, business address, residence address and record address;

•	the nominee’s principal occupation or employment;

•	the class and number of shares of NTIC capital stock which are beneficially owned by the nominee;

•	signed consent to serve as a director of NTIC; and
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•	any other information concerning the nominee required under the rules of the SEC in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The Nominating and Corporate Governance Committee will consider only those stockholder recommendations whose submissions comply with the procedural requirements set forth in NTIC’s Bylaws. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

COPIES OF FISCAL 2019 ANNUAL REPORT

________________

We have sent or made electronically available to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended August 31, 2019. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: Northern Technologies International Corporation, 4201 Woodland Road, Circle Pines, Minnesota 55014, Attention: Stockholder Information.

_________________________

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, vote your shares of NTIC common stock by the Internet or telephone, or request a paper proxy card to sign, date and return by mail so that your shares may be voted.

By Order of the Board of Directors,

Richard J. Nigon
Chairman of the Board

December 2, 2019
Circle Pines, Minnesota

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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
4201 WOODLAND ROAD, P.O. BOX 69
CIRCLE PINES, MN 55014

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 16, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 16, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E86129-P29075

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nancy E. Calderon
02) Sarah E. Kemp
03) Soo-Keong Koh
04) Sunggyu Lee, Ph.D.
05) G. Patrick Lynch
06) Ramani Narayan, Ph.D.
07) Richard J. Nigon
08) Konstantin von Falkenhausen

The Board of Directors recommends you vote FOR proposals 2 and 4 and one year on proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. To indicate, on an advisory basis, whether future votes to approve executive compensation should occur every one, two, or three years.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Annual Report and Proxy Statement Document is available at www.proxyvote.com.

E86130-P29075

This Proxy is solicited by the Board of Directors

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

Annual Meeting of Stockholders

January 17, 2020

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, hereby appoints Richard J. Nigon, G. Patrick Lynch and Matthew C. Wolsfeld, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Northern Technologies International Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Northern Technologies International Corporation, a Delaware corporation, to be held at Northern Technologies International Corporation Headquarters, 4201 Woodland Road, Circle Pines, Minnesota 55014, beginning at 11:00 a.m., local time, on Friday, January 17, 2020, for the purposes stated on the reverse side, and any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF PROPOSALS 2 AND 4 AND ONE YEAR ON PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side